Exhibit 10.1

COMMERCIAL CREDIT AGREEMENT

This COMMERCIAL CREDIT AGREEMENT (the “Credit Agreement”) is entered into as of April 11, 2022 (the “Effective Date”) by and among MANITEX INTERNATIONAL, INC., a Michigan corporation (“Manitex International”), Manitex, Inc., a Texas corporation (“Manitex, Inc.”), MANITEX, LLC, a Delaware limited liability company (“Manitex, LLC”), CRANE AND MACHINERY, INC., an Illinois corporation (“Crane and Machinery”), CRANE AND MACHINERY LEASING, INC., an Illinois corporation (“Crane and Machinery Leasing”), MANITEX SABRE INC., a Michigan corporation (“Manitex Sabre”), BADGER EQUIPMENT COMPANY, a Minnesota corporation (“Badger”), RABERN HOLDCO, INC., a Delaware corporation (“Holdco”), and RABERN RENTALS, LLC, a Delaware limited liability company (“Rabern” and together with Manitex International, Manitex, Inc., Manitex, LLC, Crane and Machinery,Crane and Machinery Leasing, Manitex Sabre, Badger and Holdco, collectively the “Borrower”), and AMARILLO NATIONAL BANK, a national banking association (the “Lender”).

Recitals:

A. Borrower has requested that Lender extend to Borrower (i) a $40,000,000.00 revolving credit facility (the “Operating Loan”) to finance (a) the working capital needs and general business operations of the Borrowers other than Rabern and Holdco and (b) Permitted Acquisitions, including, without limitation, the acquisition by Manitex International of 70% of the Capital Securities of Holdco, the repayment of certain existing indebtedness of Rabern, and the payment of related fees and expenses (collectively, the “Rabern Acquisition”); (ii) a $30,000,000.00 revolving credit facility (the “Holdco Operating Loan”) to finance (a) the working capital needs and general business operations of Rabern and Holdco and (b) Permitted Acquisitions, including, without limitation, the Rabern Acquisition; and (iii) a $15,000,000.00 term loan (the “Term Loan”) to finance the Rabern Acquisition.

B. Subject to the terms and conditions set forth with particularity in this Credit Agreement, and in consideration of the promises and representations made by Borrower in this Credit Agreement, Lender is willing to accede to the requests made by Borrower.

NOW THEREFORE, in consideration of the foregoing Recitals (which constitutes a substantive part of this Credit Agreement) and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto prior to execution of this Credit Agreement, the parties hereto agree as follows:

I. DEFINITIONS

1.1 Definitions. As used in this Credit Agreement, the following terms have the meanings assigned to them in this Section 1.1. Initially capitalized words and phrases not defined in this Section 1.1 are defined in the Recitals to this Credit Agreement or later in this Credit Agreement.

Affiliate. The term “Affiliate” means with respect to any Person, any other Person: (a) that directly or indirectly controls, is controlled by, or is under common control with such Person; (b) that beneficially owns or holds 50% or more of any class of the voting or other equity interests of such Person; or (c) that 51% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Regardless of the foregoing definitions, each Borrower is deemed to be an Affiliate of each other Borrower.

Borrowing Base Notes. The term “Borrowing Base Notes” means a collective reference to the Operating Note, Holdco Operating Loan, and any other promissory note executed by Borrower and made payable to Lender’s order that is required to be included in a Borrowing Base Report.

Capital Securities. The term “Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Effective Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

Change of Control. The term “Change of Control” means: (a) the occurrence of any event (whether in one or more transactions) that results in Manitex International or any of its Subsidiaries ceasing to own directly or indirectly 100% of the Capital Securities of Manitex, LLC, Manitex Sabre, Badger, Crane and Machinery, and Crane Machinery Leasing; (b) the occurrence of any event (whether in one or more transactions) that results in Manitex, LLC or any

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Subsidiary of Manitex International ceasing to own directly 100% of the Capital Securities of Manitex, Inc.; (c) the occurrence of any event (whether in one or more transactions) that results in Manitex International or any of its Subsidiaries ceasing to own directly or indirectly 70% of the Capital Securities of Holdco; or (d) the occurrence of any event (whether in one or more transactions) that results in Holdco or any Subsidiary of Manitex International ceasing to own directly or indirectly 99% of the Capital Securities of Rabern.

Collateral. The term “Collateral” means all property described in the Collateral Documents, including without limitation all of Borrower’s Accounts (as defined in Section 9.102(a) (2) of the Texas Business and Commerce Code (the “Texas UCC”)), contract rights, receivables, accounts receivable, and other rights to payment (the “Accounts”), all of Borrower’s “Inventory” (as defined in Section 9.102(a) (48) of the Texas UCC), all of Borrower’s “Equipment” (as defined in Section 9.102(a) (33) of the Texas UCC), and all of Borrower’s “General Intangibles” (as defined in Section 9.102(a) (42) of the Texas UCC).

Collateral Documents. The term “Collateral Documents” means such agreements, pledges, pledge agreements, security agreements, mortgages, deeds of trust, assignments that are executed by any Person to secure payment of any Borrower’s Obligations and indebtedness to Lender, specifically including without any limitation, the Security Agreements, the Subordination Agreements, and any other document that Lender requests to be executed to secure Borrower’s payment and performance of the Loans, as a condition precedent of Lender’s obligations hereunder. The liens, security interests, and encumbrances granted against the Collateral as set forth in the Collateral Documents notwithstanding anything provided to the contrary in any of the Collateral Documents are hereby granted to secure payment and performance of each of the Loans.

Eligible Assignee. The term “Eligible Assignee” means: (a) an Affiliate of Lender, and (b) any other Person (other than a natural Person) approved by: (i) Lender; and (ii) Borrower (each such approval not to be unreasonably withheld or delayed).

Excluded Account. The term “Excluded Account” means (a) any deposit or operating accounts so long as the aggregate balance of all such accounts does not at any time exceed $100,000.00, (b) any deposit or operating account that is solely used for purposes of funding payroll, payroll taxes or employee benefit payments so long as the monthly daily average balance of such account(s) is less than $75,000.00, and (c) account number 2110078140 maintained by Rabern at First Financial Bank in Hereford, Texas.

Factoring Facility. The term “Factoring Facility” means a receivables facility providing for the sale, transfer, factor and/or pledge by a Borrower of Accounts to a third-party lender. In connection with the establishment of a Factoring Facility, Lender shall enter into a customary subordination agreement with the applicable Borrower and such third-party lender with respect to the Accounts and related assets subject to such Factoring Facility (in form and substance reasonably acceptable to Lender) prior to Borrower’s execution of such Factoring Facility.

Loan Documents or Loan Papers. The term “Loan Documents” or “Loan Papers” means all documents that evidence or secure any Borrower’s indebtedness to Lender, including without any limitation, this Credit Agreement, the Notes, the Security Agreements (as well as any other Collateral Documents), and all other instruments, agreements, and other documentation executed and delivered pursuant to or in connection with this Credit Agreement or the Loans, as those instruments, agreements, and other documentation may be amended or otherwise modified from time to time.

Loans. The term “Loans” collectively refers to the Operating Loan, the Holdco Operating Loan, the Term Loan, and any other loan at any time executed that is evidenced by any promissory note executed by any Borrower and made payable to Lender’s order, as the same may from time to time be renewed, amended, or restated, together with all substitutes therefore and any replacements thereof. The term “Loan” refers to any one of the foregoing Loans.

Notes. The term “Notes” collectively refers to the Operating Note, the Holdco Operating Note, the Term Note, and any other promissory note at any time made and executed by Borrower that is payable to Lender’s order, as the same may from time to time be renewed, amended, or restated, together with all substitutes therefore and any replacements thereof. The term “Note” refers to any one of the foregoing Notes.

Obligations. The term “Obligations” means: (a) any and all indebtedness, obligations, and liabilities of Borrower, to Lender of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or arising in the future, regardless of how they may arise or by what instrument, agreement, or book account they may be evidenced, or

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whether evidenced by any instrument, agreement, or book account, including, without limitation, the Loans, and including any renewals, extensions, modifications, or restatements thereof; (b) all other indebtedness of Borrower to Lender, including overdrafts of Borrower’s accounts maintained at Lender; (c) all indebtedness, liabilities or obligations owing from Borrower to others that Lender may have obtained by purchase, negotiation, discount, assignment, or otherwise pursuant to any of the Loan Documents; and (d) all interest, taxes, fees, charges, expenses, and reasonable attorneys’ fees chargeable to Borrower and paid or incurred by Lender under this Credit Agreement or any of the Loan Documents, whether any of the foregoing is direct, indirect, related, unrelated, fixed, contingent, liquidated, un-liquidated, joint, several, or joint and several.

Parent. The term “Parent” means any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of a Borrower and, if a Borrower is a partnership, the general partner of such Borrower.

Permitted Acquisition. The term “Permitted Acquisition” means an acquisition by Borrower that satisfies the following requirements: (a) such acquisition is not a hostile or contested acquisition, (b) the business acquired in connection with such acquisition is (i) located in the United States, (ii) organized under applicable United States and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Borrower are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto, (c) both before and after giving effect to such acquisition, each of the representations and warranties in the Loan Documents is true and correct (except any such representation or warranty which relates to a specified prior date), (d) if such acquisition is an acquisition of the Capital Securities of a Person, such acquisition is structured so that the acquired Person shall become a wholly-owned Subsidiary of the Borrower, provided that Borrower shall execute any Collateral Documents reasonably requested by Lender in connection therewith to grant the liens required pursuant to the Loan Documents, and (e) if such acquisition is an acquisition of assets, such acquisition is structured so that Borrower shall acquire such assets, provided that Borrower shall execute any Collateral Documents reasonably requested by Lender in connection therewith to grant the liens required pursuant to the Loan Documents.

Permitted Discretion. The term “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

Permitted Dispositions. The term “Permitted Dispositions” shall mean (a) the disposition or transfer of obsolete and worn-out equipment in the ordinary course of business, (b) any involuntary loss, condemnation, damage or destruction of property (provided the net casualty insurance proceeds of same shall be paid to Lender to be applied to the Obligations), (c) dispositions or discounts of defaulted Accounts in the ordinary course of business, (d) sales of inventory and other dispositions of assets in the ordinary course of business, (e) sales of Accounts pursuant to a Factoring Facility, (f) the disposition of the real property located at 217 Patenauder Dr., Winona, Minnesota and equipment and other personal property located at such facility, and (g) other dispositions in an aggregate amount not to exceed $1,000,000 per calendar year.

Permitted Liens. The term “Permitted Liens” shall mean: (a) liens in favor of Lender; (b) liens for taxes, assessments or other governmental charges not delinquent or being contested with adequate reserves maintained in accordance with GAAP; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (d) liens arising by virtue of the rendition, entry or issuance against any Borrower, or any property of any Borrower, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) that has not resulted in the occurrence of an Event of Default pursuant to Section 9.1(j); (e) carriers’, repairmen’s, mechanics’, workers’, materialmen’s, landlord’s, supplier’s or other like liens arising in the ordinary course of business; (f) liens placed upon fixed assets acquired to secure a portion of the purchase price thereof and liens in connection with capitalized leases, as and to the extent permitted by this Credit Agreement; (g) any interest of title of a lessor under, and liens arising from UCC financing statements solely evidencing such lessor’s interest under, leases; (h) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on the applicable Borrower’s ability to use such real property for its intended purpose in connection with such Borrower’s business; (i) liens set forth on Schedule 1; (j) involuntary liens securing amounts less than $1,000,000 and which are released or for which a bond acceptable to Lender in its Permitted Discretion, determined in good faith, has been posted within twenty (20) days of its creation; (k) normal and customary

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rights of setoff upon deposits of cash in favor of banks or other depository institutions holding such deposits; (l) liens securing the indebtedness permitted pursuant to Section 8.4(k); (m) liens approved by Lender in writing from time to time; and (n) from the Effective Date until October 11 2022, liens in favor of Canadian Imperial Bank of Commerce on deposit account number 2533502 maintained at CIBC Bank USA having a balance not to exceed $595,000.00.

Person. The term “Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other business entity, or any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

PM Group. The term “PM Group” means The PM Group S.p.A., a company organized under the laws of Italy.

Security Agreements. The term “Security Agreements” means a collective reference to: (a) the April 11, 2022 Security Agreement executed by Borrower and granting a security interest against all of Borrower’s personal property as described therein to secure payment of Borrower’s Obligations and indebtedness to Lender (the “Borrower Security Agreement”); (b) any commercial security agreement or pledge agreement executed at any time, by any Person granting to Lender specified liens, security interests, and encumbrances against the property described therein to secure payment of Borrower’s Obligations and indebtedness to Lender; and (c) as any of the foregoing may from time to time be amended, modified or restated, together with all substitutions therefor and replacements thereof. The term “Security Agreement” means any one of the Security Agreements. The liens, security interests, and encumbrances granted in the Security Agreements notwithstanding anything provided to the contrary in any Loan Document are hereby granted to secure payment and performance of each of the Loans.

Specified Subsidiary. The term “Specified Subsidiary” means collectively PM Group and Valla.

Subordination Agreements. The term “Subordination Agreements” means any subordination agreement with respect to indebtedness payable by Borrower that is required by Lender as a condition of this Credit Agreement, including without limitation any required Affiliate Subordination Agreement, and as any of the foregoing may from time to time be amended, modified or restated, together with all substitutions therefor and replacements thereof.

Subsidiary. The term “Subsidiary” means a corporation, partnership, joint venture, limited liability company, or other business entity of which a majority of the shares of securities or other ownership interests having ordinary voting power for the election of directors, managers, or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a “Subsidiary” or to Subsidiaries” will refer to a Subsidiary or Subsidiaries of Borrower.

Valla. The term “Valla” means Manitex Valla S.r.L., a company organized under the laws of Italy.

Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein will be interpreted, all accounting determinations hereunder will be made, and all financial statements required to be delivered hereunder will be expressed in U.S. dollars and both the Audited Annual Financial Statements and the Monthly Financial Statements to be delivered hereunder will be prepared in accordance with generally accepted accounting principles applied consistently through the periods involved (“GAAP”).

II. THE CREDIT FACILITIES

2.1 The Operating Loan. Subject to the terms and conditions set forth in this Credit Agreement and in the other Loan Documents, Lender has agreed to advance funds to Borrower from time to time pursuant to a $40,000,000.00 revolving credit facility to finance (a) the working capital needs and general business operations of the Borrowers other than Rabern and Holdco, and (b) Permitted Acquisitions, including, without limitation, the Rabern Acquisition (the “Operating Loan”). Advances under the Operating Loan, in addition to other conditions set forth in this Credit Agreement (including the limitations of the Borrowing Base Report as set forth below), are subject to the following terms and conditions:

(i) Limitation on Advances. The aggregate maximum amount of all advances under the Operating Loan outstanding at any one time, subject to any other limitation contained in this Credit Agreement may not exceed $40,000,000.00;

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(ii) Maturity Date. The Operating Loan matures on April 11, 2024, or at such other date as is agreed to by Lender in any renewal, amendment, modification, extension, or restatement of the below-defined “Operating Note” or in any renewal, amendment, modification, extension, or restatement thereof. Notwithstanding the foregoing, the Operating Note will mature on a rolling 2-year maturity, that is, initially, if on April 11, 2024, there is not an existing Event of Default under the Operating Note, this Credit Agreement, or the other Loan Documents, Lender in its discretion will modify or renew and extend the then existing Operating Note to provide for it to mature on April 11, 2026, and the process will repeat on April 11 of each year following 2024 so that the maturity of the Operating Note continues to extend in one-year increments, provided that Lender will give Borrower one hundred twenty (120) days’ prior written notice if it does not intend to modify or renew and extend the then existing Operating Note;

(iii) Revolving Feature. Within the limits of Lender’s commitment to advance monies under the Operating Loan, and subject to all limitations contained in this Credit Agreement, Borrower under the Operating Loan, in accordance with the limitations of the Borrowing Base Report, may borrow, repay, and may re-borrow under Section 2.1 of this Credit Agreement;

(iv) The Operating Note. The Operating Loan is evidenced by an April 11, 2022 $40,000,000.00 Promissory Note (Operating Loan) executed by Borrower and made payable to Lender’s order and as the same may from time to time be renewed, amended, modified, extended, or restated, together with all substitutions therefor and any replacements thereof (the “Operating Note”);

(v) Letter of Credit Sub-feature. As a sub-feature of the Operating Loan, Lender agrees from time to time during the term of the Operating Note to issue irrevocable letters of credit for the account of Borrower (each an “Operating Loan Letter of Credit” and collectively the “Operating Loan Letters of Credit”); provided however, that the aggregate drawn amount of the Operating Loan Letters of Credit shall not at any time exceed $3,000,000.00. The form and substance of the Operating Loan Letters of Credit, and of any renewal thereof, will be subject to approval by Lender, in its sole discretion. Each Operating Loan Letter of Credit will be issued for a term not to exceed one year; provided however, that no Operating Loan Letter of Credit will have an expiration date subsequent to the maturity date of the Operating Note. Each Operating Loan Letter of Credit, and of any renewal thereof, will be subject to the additional terms and conditions of the letter of credit agreements, applications, and any related documents required by Lender in connection with the issuance thereof. In addition, in connection with each Operating Loan Letter of Credit, and of any renewal thereof, that is issued by Lender, Borrower will be required to pay to Lender a fee equal to 2% of the maximum amount of Lender’s obligation under the issued Operating Loan Letter of Credit. Lender’s issuance of an Operating Loan Letter of Credit will result in a reduction in the amount available for advance under the Operating Note in an amount equal to Lender’s committed amount under each such Operating Loan Letter of Credit, that is, the amount of all issued Operating Loan Letters of Credit will be reserved under the Operating Note and will not be available for borrowings hereunder.

(vi) Prepayment. Subject to the terms of the Operating Note, any interest rate hedge or swap agreement, or any other fixed rate conversion agreement between Borrower and Lender that affects the Operating Note, the terms of which shall control, the Operating Note may be prepaid in any amount at any time prior to maturity without premium or penalty. Any prepayment will be applied first toward the payment of the interest accrued but unpaid on the Operating Note, then toward the outstanding principal thereof. Lender’s records will be prima facie evidence of all amounts owing on the Operating Note absent manifest error;

(vii) Payment. Borrower will pay principal and interest on the unpaid, un-matured principal amounts outstanding from time to time on the Operating Loan as set forth in the Operating Note, as the same may from time to time be renewed, amended, modified, extended, or restated, together with all substitutions therefor and any replacements thereof; and

(viii) Security. Borrower’s promise to pay the Operating Note is secured by liens, security interests, and encumbrances against all property of Borrower or others, against which Lender has been or will be granted a lien by this Credit Agreement or by any of the Collateral Documents. Borrower hereby grants to Lender a lien against the Collateral to secure payment of Obligations and indebtedness to Lender including without limitation the unpaid balance of the Operating Note.

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2.2 Holdco Operating Loan. Subject to the terms and conditions set forth in this Credit Agreement and in the other Loan Documents, Lender has agreed to advance funds to Borrower from time to time pursuant to a $30,000,000.00 revolving credit facility to finance (a) the working capital needs and general business operations of Rabern and Holdco, and (b) Permitted Acquisitions, including, without limitation, the Rabern Acquisition (the “Holdco Operating Loan”). Advances under the Holdco Operating Loan, in addition to other conditions set forth in this Credit Agreement (including the limitations of the Holdco Borrowing Base Report as set forth below), are subject to the following terms and conditions:

(i) Limitation on Advances. The aggregate maximum amount of all advances under the Holdco Operating Loan outstanding at any one time, subject to any other limitation contained in this Credit Agreement may not exceed $30,000,000.00;

(ii) Maturity Date. The Holdco Operating Loan matures on April 11, 2024, or at such other date as is agreed to by Lender in any renewal, amendment, modification, extension, or restatement of the below-defined “Holdco Operating Note” or in any renewal, amendment, modification, extension, or restatement thereof;

(iii) Revolving Feature. Within the limits of Lender’s commitment to advance monies under the Holdco Operating Loan, and subject to all limitations contained in this Credit Agreement, Borrower under the Holdco Operating Loan, in accordance with the limitations of the Holdco Borrowing Base Report, may borrow, repay, and may re-borrow under Section 2.2 of this Credit Agreement;

(iv) The Holdco Operating Note. The Holdco Operating Loan is evidenced by an April 11, 2022 $30,000,000.00 Promissory Note (Holdco Operating Loan) executed by Borrower and made payable to Lender’s order and as the same may from time to time be renewed, amended, modified, extended, or restated, together with all substitutions therefor and any replacements thereof (the “Holdco Operating Note”);

(v) Letter of Credit Sub-feature. As a sub-feature of the Holdco Operating Loan, Lender agrees from time to time during the term of the Holdco Operating Note to issue irrevocable letters of credit for the account of Borrower (each a “Holdco Operating Loan Letter of Credit” and collectively the “Holdco Operating Loan Letters of Credit”); provided however, that the aggregate drawn amount of the Holdco Operating Loan Letters of Credit shall not at any time exceed $2,500,000.00. The form and substance of the Holdco Operating Loan Letters of Credit, and of any renewal thereof, will be subject to approval by Lender, in its sole discretion. Each Holdco Operating Loan Letter of Credit will be issued for a term not to exceed one year; provided however, that no Holdco Operating Loan Letter of Credit will have an expiration date subsequent to the maturity date of the Holdco Operating Note. Each Holdco Operating Loan Letter of Credit, and of any renewal thereof, will be subject to the additional terms and conditions of the letter of credit agreements, applications, and any related documents required by Lender in connection with the issuance thereof. In addition, in connection with each Holdco Operating Loan Letter of Credit, and of any renewal thereof, that is issued by Lender, Borrower will be required to pay to Lender a fee equal to 2% of the maximum amount of Lender’s obligation under the issued Holdco Operating Loan Letter of Credit. Lender’s issuance of a Holdco Operating Loan Letter of Credit will result in a reduction in the amount available for advance under the Holdco Operating Note in an amount equal to Lender’s committed amount under each such Holdco Operating Loan Letter of Credit, that is, the amount of all issued Holdco Operating Loan Letters of Credit will be reserved under the Holdco Operating Note and will not be available for borrowings hereunder.

(vi) Prepayment. Subject to the terms of the Holdco Operating Note, any interest rate hedge or swap agreement, or any other fixed rate conversion agreement between Borrower and Lender that affects the Holdco Operating Note, the terms of which shall control, the Holdco Operating Note may be prepaid in any amount at any time prior to maturity without premium or penalty. Any prepayment will be applied first toward the payment of the interest accrued but unpaid on the Holdco Operating Note, then toward the outstanding principal thereof. Lender’s records will be prima facie evidence of all amounts owing on the Holdco Operating Note absent manifest error;

(vii) Payment. Borrower will pay principal and interest on the unpaid, un-matured principal amounts outstanding from time to time on the Holdco Operating Loan as set forth in the Holdco Operating Note, as the same may from time to time be renewed, amended, modified, extended, or restated, together with all substitutions therefor and any replacements thereof; and

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(viii) Security. Borrower’s promise to pay the Holdco Operating Note is secured by liens, security interests, and encumbrances against all property of Borrower or others, against which Lender has been or will be granted a lien by this Credit Agreement or by any of the Collateral Documents. Borrower hereby grants to Lender a lien against the Collateral to secure payment of Obligations and indebtedness to Lender including without limitation the unpaid balance of the Holdco Operating Note.

2.3 Term Loan. Subject to the terms and conditions set forth in this Credit Agreement and in the other Loan Documents, Lender has agreed to advance funds to Borrower pursuant to a $15,000,000.00 term loan to finance the Rabern Acquisition (the “Term Loan”). The advance under the Term Loan, in addition to other conditions set forth in this Credit Agreement, is subject to the following terms and conditions:.

(i)	Limitations on Advance. The aggregate maximum amount of the advance under the Term Loan may not exceed $15,000,000.00;

(ii)

Maturity Date. The Term Loan matures on October 11, 2029, or at such other date as is agreed to by Lender in any renewal, amendment, modification, extension, or restatement of the below-defined “Term Note”;

(iii)	No Revolving Feature. Borrower under the Term Loan may borrow, repay, and may not re-borrow under Section 2.3 of this Credit Agreement;

(iv)

Term Note. The Term Loan is evidenced by an April 11, 2022 $15,000,000.00 Promissory Note (Term Loan) executed by Borrower and made payable to Lender’s order and as the same may from time to time be renewed, amended, modified, extended, or restated, together with all substitutions therefor and any replacements thereof (the “Term Note”);

(v)

Prepayment. Subject to the terms of the Term Note, any interest rate hedge or swap agreement, or any other fixed rate conversion agreement between Borrower and Lender that affects the Term Note, the terms of which shall control, the Term Note may be prepaid in any amount at any time prior to maturity without premium or penalty. Any prepayment will be applied first toward the payment of interest accrued but unpaid on the Term Note, then toward the outstanding principal thereof. Lender’s records will be prima facie evidence of all amounts owing on the Term Note absent manifest error;

(vi)	Payment. Borrower will pay principal and interest on the unpaid, un-matured principal amounts outstanding form time to time on the Term Loan as set forth in the Term Note;

(vii)

Security. Borrower’s promise to pay the Term Note is secured by liens, security interests, and encumbrances against all property of Borrower or others, against which Lender has been or will be granted a lien by this Credit Agreement or any of the Collateral Documents. Borrower hereby grants to Lender a lien against the Collateral to secure payment of Obligations and indebtedness to Lender including without limitation the unpaid balance of the Term Note; and

(viii)	Loan Fee. Borrower will pay to Lender a loan fee in connection with the Term Loan of $52,500.00 (the “Term Loan Fee”).

2.4 Reserved.

2.5 Place for Payments. All payments on the Notes shall be made to Lender at 410 South Taylor, (Box One, Plaza One, Amarillo, Texas 79105), Amarillo, Potter County, Texas, 79101 (or at any other address designated by Lender).

2.6 Borrowing Procedure. Regarding disbursements on the Loans, if Borrower desire to have funds disbursed by wire transfer, Borrower must deliver and Lender must receive written (including notice by electronic mail) or faxed a notice of borrowing request by 11:00 a.m. on any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close by applicable law, or are in fact closed in, Amarillo, Texas (a “Business Day”). Borrower agrees to confirm all requests for advances under the Loans in writing (including by electronic mail) and to confirm all such requests for an advance under the Loans in the form and manner requested by Lender.

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2.7 Manner and Time of Payment. Borrower hereby authorizes Lender to collect all principal and interest due and owing on the Notes or otherwise due and owing under this Credit Agreement by charging hereunder any deposit account maintained with Lender by Borrower (other than an Excluded Account) for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums in full when due, the full amount of such deficiency will be immediately due and payable by Borrower. In the event such a deficiency occurs, Borrower will immediately pay such deficiency by cash, check, or wire transfer of immediately available funds.

2.8 Borrowing Base. Borrowing by Borrower under the Operating Note, Holdco Operating Note, and any other Borrowing Base Note, is subject to the limitations of the applicable Net Borrowing Base and in that regard, Borrower agrees:

(a) Borrowing Base Report. Prior to any borrowings under the Operating Note, the Holdco Operating Note or any other Borrowing Base Notes (other than the borrowing occurring on or about the Effective Date) and, in all events, on a monthly basis and within sixty (60) days from the last day of each month, beginning with April 30, 2022, Borrower will prepare and submit to Lender a written Borrowing Base Report, as applicable, in form and content required by this Credit Agreement or in such other form that is acceptable to Lender, in its Permitted Discretion, certified to be true by Borrower, containing such information as Lender may, from time to time and in its Permitted Discretion, request;

(b) Mandatory Payment to Establish Compliance with the Applicable Net Borrowing Base. If at any time from and after the Effective Date, the “Sub-Total Obligations” (as defined in the applicable Borrowing Base Report) exceed the “Sub-Total Borrowing Base” (as defined in the applicable Borrowing Base Report), Borrower will immediately notify Lender of such fact, and will immediately pay to Lender the amount necessary to reduce the aggregate unpaid balance of the Operating Note and/or the Holdco Operating Note, as applicable, (and any other of the Borrowing Base Notes) to or below the limit imposed by the applicable Borrowing Base Report. Under no circumstances will Lender be required to make advances under any of the Loans if the aggregate unpaid balance of the Operating Note and/or the Holdco Operating Note (and any other of the Borrowing Base Notes) exceed the limits imposed by the applicable Borrowing Base Report, or if there is an existing Event of Default under this Credit Agreement or any of the Loan Documents. If at any time the Sub-Total Obligations exceed the Sub-Total Borrowing Base then to the extent of the excess, a “Borrowing Base Deficit” exists and in that event, immediately upon any determination of a Borrowing Base Deficit, whether by notice from Lender or otherwise, Borrower will provide to Lender the plan (formulated by Borrower) to cure such Borrowing Base Deficit. In the event such plan to cure is acceptable to Lender (in its Permitted Discretion); Borrower may be permitted by Lender to cure the Borrowing Base Deficit as set forth in the plan approved by Lender. In the event Borrower’s plan to cure the Borrowing Base Deficit is not acceptable to Lender, Lender will be free to declare an Event of Default and proceed with any available remedy as a result of such Event of Default unless, within one (1) Business Day, Borrower shall make a payment to Lender in an amount equal to the Borrowing Base Deficit. For the avoidance of doubt, each Borrowing Base Deficit shall be determined on a Borrowing Base Note by Borrowing Base Note basis; and

(c) Without limiting Lender’s discretion, and regardless of anything to the contrary contained in this Credit Agreement or any Loan Document, Borrowers acknowledges and agrees that Lender may make such assumptions, considerations and exclusions as it deems appropriate in the exercise of its Permitted Discretion in calculating the Net Borrowing Base. Borrower further hereby acknowledges and agrees that Lender in its evaluation of the Net Borrowing Base as set forth in the applicable Borrowing Base Report may consider such other credit factors as it deems appropriate in the exercise of its Permitted Discretion and based upon that discretion may make a redetermination of such Net Borrowing Base. Promptly following any redetermination by Lender of a Net Borrowing Base, Lender shall notify Borrower of the amount of such Net Borrowing Base as re-determined, which Net Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Credit Agreement.

COMMERCIAL CREDIT AGREEMENT–Page 8 of 39

III. CONDITIONS PRECEDENT

3.1 Condition Precedent to the Loans. The obligation of Lender to extend the Loans to Borrower as set forth in this Credit Agreement, in addition to all conditions precedent set forth elsewhere in this Credit Agreement, is subject to the condition precedent that each of the following shall have been satisfied on or before the day of the funding of the Loans, all in form and substance satisfactory to Lender:

(a) Entity Documentation. Borrower will have furnished to Lender: (i) documentation authorizing the execution, delivery, and performance of the Loan Documents by Borrower; (ii) certificate of good standing and of existence for Borrower; and (iii) organizational documents, including by-laws, company/operating agreements, and partnership agreements, and all amendments thereto for Borrower;

(b) Loan Documents. Borrower shall have executed and delivered to Lender (or shall have caused such to be executed and delivered to Lender), the Loan Documents, including without limitation the following:

(i)	this Credit Agreement;

(ii)	the Operating Note;

(iii)	the Holdco Note;

(iv)	the Term Note;

(v)	the Borrower’s Security Agreement;

(vi)	any Subordination Agreement required by Lender;

(vii)	any additional Collateral Documents requested by Lender; and

(viii)	any resolutions or other documentation requested by Lender;

(c) Attorneys’ Fees and Expenses. Borrower, subject to the limitation set forth in Section 10.1 of this Credit Agreement) will pay to Lender all reasonable out-of-pocket costs and expenses (including, without limitation, attorneys’ fees, and appraisal costs) incurred by Lender in connection with this transaction;

(d) Representations and Warranties. All representations and warranties of Borrower contained herein and in the other Loan Documents will be true and correct in all material respects on and as of the date of this Credit Agreement;

(e) Insurance. Borrower will deliver to Lender evidence of Borrower’s Insurance;

(f) Appraisals and Collateral Audits. Lender will obtain, at Borrower’s cost, such appraisals of the Collateral (including inventory and receivables audits and inspections) as determined in Lender’s sole discretion to be necessary to its administration of the Loans. Lender confirms that as of the Effective Date of this Credit Agreement, Lender has obtained such appraisals and collateral audits as it requires;

(g) Current Financial Information. Lender will receive Borrower’s current financial statements in a form and of content satisfactory to Lender in its sole discretion. Lender confirms that as of the Effective Date of this Credit Agreement, Lender has received such financial statements as it requires; and

(h) Lien Searches. The results of a Uniform Commercial Code, tax lien or judgment lien searches showing all financing statements and other documents or instruments on file against Borrower with the applicable authority in the jurisdiction of such Person’s principal residence, place of business or chief executive office (as applicable) and such other jurisdictions as determined appropriate by Lender are satisfactory to Lender. Lender confirms that as of the Effective Date of this Credit Agreement, Lender has obtained such searches as it requires.

3.2 Condition Precedent to the Advances. The obligation of Lender to make advances under the Loans, subject to any other condition contained elsewhere in this Credit Agreement or the Loan Documents, is subject to the following conditions precedent:

(a) Borrower timely delivers to Lender a request for an advance and at such time no default or Event of Default has occurred and is continuing. It is a condition of any advance under the Loans that all Collateral be free of any lien, security interest, or other encumbrance other than Permitted Liens;

COMMERCIAL CREDIT AGREEMENT–Page 9 of 39

(b) All the Loan Documents are in full force and effect and the representations and warranties of Borrower contained in this Credit Agreement and all other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, will be true and correct in all material respects on and as of the date of such advance (except for representations and warranties that expressly relate to an earlier date which must be true and correct in all material respects as of such earlier date);

(c) The outstanding principal balances of the Loans does not exceed the maximum permissible principal balance of each of such Loans and the sum of the outstanding principal balance of any subsequent promissory note executed by Borrower and made payable to Lender’s order does not exceed the maximum outstanding principal of such promissory note;

(d) All loan fees, non-use fees, and other commitment fees payable and owing to Lender shall be paid to Lender prior to or simultaneous with any requested advance; and

(e) The amount of any requested advance under the Operating Note or the Holdco Operating Note (and any other of the Borrowing Base Notes) will not result in a Borrowing Base Deficit as determined by the applicable Borrowing Base Report.

IV. SECURITY FOR THE LOANS

4.1 Composition of Collateral. Borrower will execute and deliver to Lender, or cause to be executed and delivered to Lender, the Collateral Documents, including without any limitation, the Security Agreements covering all of Borrower’s interests personal property including without any limitation all of Borrower’s Inventory, chattel paper, Accounts, Equipment, contract rights, and General Intangibles, all as described with particularity in the Security Agreements, as well as including whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, “Proceeds”).

4.2 Form of Loan Documents. The Loan Documents will be in form and of a substance satisfactory to Lender and its counsel.

4.3 Cross Collateralized. Any and all of the Collateral that secures payment of portion of Borrower’s indebtedness to Lender also secures payment of the remaining portion of Borrower’s indebtedness to Lender, and all future obligations of Borrower to Lender.

4.4 Additional Security Documents. Borrower agrees to execute, or cause to be executed, any and all instruments and documents reasonably required by Lender or its counsel and pertinent to the purposes of the Loans contemplated hereunder in order to properly create and perfect the security interests of Lender against the Collateral and reasonably calculated to properly complete documentation of the Loans and the liens, security interests, and encumbrances securing payment thereof as required by this Credit Agreement.

V. REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Credit Agreement, Borrower represents and warrants to Lender that:

5.1 Entity Existence, Qualification and Power. Borrower is duly organized or formed, validly existing and in good standing under the applicable laws of its state of organization. Borrower: (a) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform their obligations under the Loan Documents to which they are a party; (b) is duly qualified and licensed and in good standing (if applicable) under the applicable laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of their business requires such qualification or license; and (c) is in compliance in all material respects with all applicable law, except, with respect to clauses (b) and (c), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.2 Litigation and Judgments. No actions, suits, or proceedings against or affecting Borrower are pending, or to the knowledge of Borrower, are threatened in writing, in any court or any other governmental agency or department that could reasonably be expected to result in a Material Adverse Effect. Borrower is not in default with respect to any order, writ, injunction, or decree of any court or any governmental department or agency that could reasonably be expected to have a Material Adverse Effect.

COMMERCIAL CREDIT AGREEMENT–Page 10 of 39

5.3 Taxes. Borrower has filed or caused to be filed income and other material tax returns (federal, state, and local) required to be filed, and have paid all of its liabilities for income taxes and other material taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established.

5.4 Compliance with Applicable Laws. Borrower has complied in all material respects with all laws, rules, regulations, orders, or decrees of all governmental authorities or arbitrators applicable to them or their properties, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.5 Collateral. Borrower owns or will use the proceeds of any Loan to become the owner of, the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except any Permitted Liens.

5.6 Ownership and Liens. Borrower has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of Borrower’s business.

5.7 Burdensome Obligations. To Borrower’s knowledge, Borrower nor any of the properties of Borrower, are subject to any law or any pending or threatened (in writing) change of law or subject to any restriction under any agreement or instrument to which any Borrower is a party, or by which any of its properties may be subject or bound, which could reasonably be expected to result in a Material Adverse Effect..

5.8 Borrower’s Insurance. Borrower will at all times carry and maintain or cause to be carried and maintained, at their own expense, the minimum insurance coverage as may be required by any of the Loan Documents (the “Borrower’s Insurance”) including, without limitation, those policies identified on Schedule 5.8. Borrower will deliver evidence to Lender of such Borrower’s Insurance, and, to the extent required by Lender, customary loss payable endorsements in favor of Lender.

5.9 Government Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act (as any of the preceding acts have been amended), the Investment Company Act of 1940 or any other Law which regulates the incurring by it of indebtedness, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

5.10 Margin Regulations; Investment Company Act. Borrower has not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

5.11 Accounts. The Accounts and any note receivable of Borrower that arose in the ordinary course of business in a bona fide arm’s length transaction, are reflected on Borrower’s books and records in accordance with GAAP, and is represented by written invoice or other written document that: (a) was duly executed and delivered to and, to the best knowledge of Borrower, contains no forgeries or unauthorized signatures; (b) are legal, valid, binding, and enforceable against the account debtor in accordance with its terms and provisions; (c) does not violate or conflict with any provision of applicable law; (d) have not been amended or modified in any material respect, unless disclosed to Lender pursuant to any Borrowing Base Report; (e) are not subject to any set-off, counterclaim, or reductions; (f) fully reflect all agreements and understandings with the debtor with respect thereto; (g) are assignable and has been duly assigned to Lender in accordance with the terms and provisions hereof and thereof; and (h) are maintained at the chief executive offices of Borrower (or at such other offices as may have been specified in a notice to Lender) in a file and location that would be readily identifiable by anyone examining the accounts of Borrower. Borrower’s reserve for uncollectible accounts and notes is adequate in Borrower’s judgment to fully cover current and future uncollectible accounts and notes.

5.12 Patriot Act. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) (the “Patriot Act”) and in other statutes and all orders, rules and regulations of the United States government and its various executive department, agencies and offices related to the subject matter of the Patriot Act, including, but not limited to, Executive Order 13224 effective September 24, 2001, are hereinafter collectively referred to as the “Patriot Rules” and are incorporated into this Section. Borrower

COMMERCIAL CREDIT AGREEMENT–Page 11 of 39

represents and warrants to Lender that neither it nor any of its principals, shareholders, members, partners, or Affiliates, as applicable, is a Person named as a Specially Designated National and Blocked Person (as defined in Presidential Executive Order 13224) and that it is not acting, directly or indirectly, for or on behalf of any such Person. Borrower further represents and warrants to Lender that Borrower and its principals, shareholders, members, partners, or Affiliates, as applicable, are not, directly or indirectly, engaged in, nor facilitating, the transactions contemplated by this Credit Agreement on behalf of any Person named as a Specially Designated National and Blocked Person. Borrower hereby agrees to defend, indemnify and hold harmless Lender from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representations and warranties.

5.13 Deposit Accounts. From and after the date that is six (6) months from the Effective Date (which date may be extended in Lender’s discretion), Borrower agrees to maintain deposit and operating accounts (other than any Excluded Account) with Lender, except as permitted by Lender.

VI. AFFIRMATIVE COVENANTS

Borrower covenants and agree that so long as the Borrower’s Obligations to Lender or any part thereof have not been paid in full (other than contingent indemnification obligations pursuant to which no claim has been asserted), or Lender has any commitment to make Loans or disbursements under this Credit Agreement, Borrower will perform and observe the following positive covenants:

6.1 Reporting Requirements. Borrower will cause to be delivered to Lender:

(a) Borrower’s Annual Financial Statements and Tax Returns. As soon as available, but in no event later than one hundred twenty (120) days after the end of each year, Borrower’s consolidated financial statements resulting from the closing of Borrower’s books as of the end of each year, which statements are audited by a certified public accountant reasonably satisfactory to Lender (the “Audited Annual Statements”). The first Audited Annual Statements required hereby will consist of Borrower’s audited financial statements for the year ending December 31, 2021. The Audited Annual Statements must be: (a) prepared to contain an unqualified opinion of such certified public accountant that such statements present fairly the consolidated financial position of the Borrower and any Subsidiaries as of the dates thereof and the results of operations of such entities on a consolidated basis for the periods then ending; (b) prepared in accordance with GAAP; (c) prepared in reasonable detail; (d) prepared to include statements of operations including retained earnings and cash flows, a balance sheet as of the last day of the applicable year, income statement and cash flow statements, setting forth in comparative form figures for the preceding reporting period, as well as all supporting schedules relating thereto; and (e) certified as correct by an authorized Person of Borrower. Within thirty (30) days following the date on which Borrower files any tax returns, but in no event later than October 31, of such tax year, copies of the completed tax returns along with all supporting schedules and each request for extension of time to file such tax return must be delivered to Lender;

(b) Borrower’s Monthly Financial Statements. As soon as available and in any event within sixty (60) days following the last day of each month (except December of each year), Borrower will deliver to Lender a copy of Borrower’s internally prepared financial statements (the “Monthly Financial Statements”). The first Monthly Financial Statements required by this Credit Agreement will consist of the financial statements for the month ending April 30, 2022. The Monthly Financial Statements must be: (i) prepared in a form that is reasonably satisfactory to Lender; (ii) prepared in accordance with GAAP; and (iii) prepared to include a balance sheet as of the last day of the applicable month, a statement of income, as well as all supporting schedules relating thereto, including specifically an A/R Aging Report and an Inventory Report. In addition, the Monthly Financial Statements must be certified as correct by an authorized Person of Borrower;

(c) Annual Covenant Compliance Report. On an annual basis, on March 15 of each year, beginning with April 11, 2022, a certificate of Borrower’s chief financial officer, treasurer or the equivalent: (i) stating and evidencing Borrower’s compliance (including reasonable detail of the calculations required to establish such compliance) with the financial and operational covenants of Article VII of this Credit Agreement; and (ii) stating whether there exists on the date of such certificate any Event of Default and, if any Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or propose to take with respect thereto (the “Compliance Certificate”). The Compliance Certificate will be substantially in the form of the annexed Exhibit “A” or in such other form as requested by Lender;

COMMERCIAL CREDIT AGREEMENT–Page 12 of 39

(d) Monthly Borrowing Base Reports. On a monthly basis and within sixty (60) days from the last day of each month, beginning April 30, 2022, Borrower will deliver to Lender a “Borrowing Base Report” reflecting the amount available for advance under the Operating Note and the Holdco Operating Note (and under the other any other Borrowing Base Note). All determinations in connection with the Borrower’s Borrowing Base Reports will be originally made by Borrower and certified to Lender. Lender, however, will have the final right to review and adjust, in its Permitted Discretion, any such determination, including, without limitation, adjustment of any specific factor or factors that relate to the amount of the Borrower’s Net Borrowing Bases or to any categories in the Borrowing Base Reports. The Borrowing Base Reports will be in such form as requested by Lender. Along with each Borrowing Base Report, Borrower will submit to Lender the most recent A/R Aging Report, Inventory Report, and such other and further information as requested by Lender. The Borrowing Base Report with respect to the Operating Note will be substantially in the form of the annexed Exhibit “B-1” or in such other form as requested by Lender, and the Borrowing Base Report with respect to the Holdco Operating Note will be substantially in the form of the annexed Exhibit “B-2” or in such other form as requested by Lender;

(e) Inventory and Finished Goods Report. On a monthly basis and within sixty (60) days from the last day of each month, beginning April 30, 2022, Borrower will deliver to Lender an “Inventory Report” in a form that is in all respects reasonably acceptable to Lender including without limitation a schedule of all of Borrower’s raw materials, works in progress, and Inventory (including Finished Goods) and Borrower’s valuation of such raw materials, works in progress and Inventory;

(f) Account Receivable Aging Report. On a monthly basis and within sixty (60) days from the last day of each month, beginning April 30, 2022, Borrower will deliver to Lender an “A/R Aging Report” in a form that is in all respects reasonably acceptable to Lender that details all of Borrower’s accounts and notes receivable from Borrower’s sale and financing of its Inventory, ages all such accounts receivable, and details “Eligible Accounts Receivables” (as defined in the Addendum to the Borrowing Base Report) of Borrower;

(g) Reserved;

(h) Reserved;

(i) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations and proceedings before any governmental authority or arbitrator affecting Borrower that could reasonably be expected to result in a Material Adverse Effect;

(j) Notice of Default/Material Adverse Effect. Immediately upon Borrower obtaining knowledge of the occurrence of any Event of Default, Borrower will deliver to Lender written notice setting forth the details of the Event of Default and the action that Borrower has taken and proposes to take with respect thereto. Promptly upon Borrower obtaining knowledge of the occurrence of any event occurring after the Effective Date that would be reasonably expected to have a “Material Adverse Effect”, Borrower will deliver to Lender written notice of the Material Adverse Effect and that action that Borrower has taken or proposes to take with respect thereto. The term “Material Adverse Effect” means a material adverse effect on (A) the financial condition, operations, business or assets of the Borrower taken as a whole; (B) the ability of the Borrower (taken as a whole) to perform any material obligation of it under any Loan Document to which it is a party, or (C) the material rights and remedies of Lender under the Loan Documents; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Effect: (A) the failure, in and of itself, of the Borrower to meet any published or internally prepared estimates of revenues, earnings or other financial projections, performance measures or operating statistics; and (B) a decline in the price, or a change in the trading volume, of Manitex International’s common stock on any national stock exchange; and

(k) Other Information. At any time deemed necessary by Lender, Borrower agrees promptly to provide Lender with any other information that Lender reasonably requests, including without limitation such other information regarding the business, property (including Collateral) or financial condition of Borrower.

COMMERCIAL CREDIT AGREEMENT–Page 13 of 39

6.2 Taxes and Other Liens. Borrower will pay before becoming delinquent: (a) all taxes, levies, assessments, and governmental charges imposed on its income or profits or any of its property (specifically including the Collateral) that are material in amount (either individually or in the aggregate); and (b) all claims of any kind that, if unpaid, might result in a creation of lien upon the Collateral; provided, however, that Borrower will not be required to pay or discharge any such tax, levy, assessment, governmental charge or claim that is being contested in good faith by appropriate proceedings diligently pursued and adequate reserves have been established by Borrower.

6.3 Books and Records. Borrower will at all times maintain accurate books and records covering the Collateral.

6.4 Collateral. Borrower will: (a) promptly furnish Lender any information with respect to the Collateral that is reasonably requested by Lender; (b) promptly furnish Lender or its representatives with copies of all records relating to the Collateral that are reasonably requested by Lender; and (c) promptly furnish Lender or its representatives such information as Lender may reasonably request to identify the Collateral, at the time and in the form requested by Lender.

6.5 Inspection Rights. At any time and from time to time, Borrower will permit representatives and independent contractors of Lender to: (a) to visit and inspect any of Borrower’s properties and places of business; (b) examine, copy, and make extracts from Borrower’s books and records; (c) to discuss Borrower’s affairs, finances, and accounts with Borrower’s officers and independent public accountants; and (d) to inspect and evaluate any and all Collateral. Borrower agrees to make available to Lender’s duly authorized representatives and independent contractors the necessary records relating to the Collateral in sufficient detail for Lender to make an accurate assessment of the location, value, quantity, and quality of the Collateral. In addition, Borrower agrees to provide to Lender’s duly authorized representatives and independent contractors any other meaningful information requested within reason will be provided to Lender on a timely basis. Such inspections will be at Borrower’s expense (but not at Borrower’s expense more than twice during any twelve (12) month period) and at such reasonable times during normal business hours upon advance notice to the Borrower, but without interruption of Borrower’s business operations; provided, however, that unless an Event of Default exists, such inspections shall not take place more than two (2) times in any twelve (12) month period); provided, further, that when any Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower (without regard to the limitations on the Borrower’s obligation to pay such costs preceding this proviso) at any time during normal business hours and without advance notice.

6.6 Compliance with Applicable Laws. Borrower will comply in all material respect with all applicable laws (including, without limitation, all environmental laws), except whether the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

6.7 Additional Acts. In addition to the acts required herein and contemplated to be performed, executed and/or delivered by Borrower, Borrower hereby agrees, at any time, and from time to time, to perform, execute and/or deliver to Lender, any and all such further acts, additional instruments, or further assurances as may be necessary or proper to: (a) correct any errors in this Credit Agreement or any other instrument relating thereto; (b) assure Lender a valid first lien and first perfected security interest under the Collateral Documents; (c) create, perfect, preserve, and maintain the liens and security interests created or intended to be created by the Collateral Documents; and (d) provide the rights and remedies to Lender granted or provided for by the Collateral Documents and Loan Documents.

6.8 Maintenance of Records. Borrower will keep adequate records and books of account concerning the finances, properties, and operations of Borrower. Borrower will maintain a system of accounting in accordance with GAAP.

6.9 Preservation of Existence, etc. Borrower will: (a) preserve, renew and maintain in full force and effect their legal existence and good standing under the applicable laws of the jurisdiction of its organization; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of their business; and (c) preserve or renew all of their registered patents, trademarks, trade names and service marks, except, with respect to clauses (b) and (c), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

6.10 Maintenance of Properties. Borrower will: (a) maintain, preserve and protect all of their material properties and Equipment necessary in the operation of the Borrower’s business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

COMMERCIAL CREDIT AGREEMENT–Page 14 of 39

6.11 Other Debts and Liens. Borrower hereby agrees that any and all indebtedness and any and all security interests existing in connection with any indebtedness or other Obligations of Borrower to any Affiliate or Subsidiary of Borrower (other than a Borrower), whether now existing or arising in the future, will at all times be inferior and subordinate to Borrower’s Obligations to Lender (and all security interests securing payment thereof). Upon Lender’s request, with respect to such subordinate indebtedness, Borrower will execute, or cause to be executed, such Subordination Agreements as required by Lender in its sole discretion (each is referred to herein as an “Affiliate Subordination Agreement” and collectively, the “Affiliate Subordination Agreements”).

VII. FINANCIAL AND OPERATIONAL COVENANTS

Borrower covenants and agree that so long as the Borrower’s Obligations to Lender or any part thereof have not been paid in full (other than contingent indemnification obligations pursuant to which no claim has been asserted), or Lender has any commitment to make Loans or disbursements under this Credit Agreement, unless Lender otherwise consents in writing, Borrower covenants and agrees to the following:

7.1 Debt Service Coverage Ratio. Borrower will maintain at all times a Debt Service Coverage Ratio of at least 1.25:1.00 measured on the last day of each calendar quarter, beginning June 30, 2022 and each measurement will be based on a rolling 12-month basis. The term “Debt Service Coverage Ratio” means the ratio determined by dividing EBITDA by Actual Debt Service. The term “EBITDA” means Borrower’s (i) net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus (ii) tax refunds paid to Borrower, plus (iii) consolidated interest expense of Borrower (including all imputed interest on capital leases) (whether paid or accrued), plus (iv) income tax expense (whether paid or accrued), plus (v) depreciation, plus (vi) amortization (including amortization of goodwill, debt issuance costs and amortization and any non-cash impairment of intangibles) for such period, plus (vii) any fees, expenses or other costs incurred in connection with Permitted Acquisitions, issuances of Capital Securities, issuances of debt, dispositions of assets or Subsidiaries, investments and other transactions permitted pursuant to this Credit Agreement (in each case, whether or not consummated), plus (viii) any other one-time or unusual charges or gains which have been subtracted in calculating net income after taxes (including stock-based compensation), plus (ix) severance and one-time compensation payments for such period paid to officers or employees of Borrower, plus (x) fees and expenses paid to Lender in connection with the Loan Documents limited to the Term Loan Fee and all transaction costs and expenses of Lender, plus (xi) fees and expenses incurred by Borrower in connection with the Loan Documents and the transactions contemplated thereby, plus (xii) each legal settlement paid by Borrower in excess of $100,000.00 in the aggregate, plus (xiii) the profit and loss impact of any foreign currency exposure in an amount not to exceed $750,000.00 during any 12-month period. The term “Actual Debt Service” means, for Borrower, the sum, during the preceding year, of scheduled principal payments on long-term debt and subordinated debt, total interest paid, and total capital lease obligations paid. For the avoidance of doubt in this Section 7.1, the term “Borrower” shall include all Parents, Subsidiaries, and Affiliates of Borrower, whether domestic or international, including without limitation, the Specified Subsidiaries.

7.2 Minimum Net Worth. Borrower’s Net Worth must be not less than $80,000,000.00 measured as of the last day of each calendar quarter, beginning June 30, 2022. The term “Net Worth” means the sum of all of Borrower’s assets (including without limitation (i) intangible assets and (ii) subordinated debt with respect to which a subordination agreement has been executed by Lender) less the value of all Borrower’s liabilities. For the avoidance of doubt in this Section 7.2, the term “Borrower” shall only include all Parents, Subsidiaries, and Affiliates of Borrower that are organized under the jurisdiction of the United States of America (i.e. excluding the Specified Subsidiaries).

VIII. NEGATIVE COVENANTS

Borrower covenants and agree that so long as the Borrower’s Obligations to Lender or any part thereof have not been paid in full (other than contingent indemnification obligations pursuant to which no claim has been asserted), or Lender has any commitment to make Loans or disbursements under this Credit Agreement, Borrower will observe the following negative covenants:

8.1 Limitation on Liens. Without Lender’s consent, which will not be unreasonably withheld, conditioned or delayed, Borrower will not incur, create, assume, permit or suffer to exist any lien upon the Collateral, whether now owned or hereafter acquired, except for Permitted Liens.

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8.2 Acquisitions, Mergers, etc. Without Lender’s consent, which will not be unreasonably withheld, conditioned or delayed, Borrower will not become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, nor will Borrower dissolve, liquidate, or cease operations, except for (i) Permitted Acquisitions and (ii) any merger or consolidation of or by (x) any Borrower with or into any other Borrower, or (y) any wholly-owned Subsidiary into a Borrower so long as such merger or consolidation does not result in a Material Adverse Effect.

8.3 Disposition of Assets. Without Lender’s prior written consent, which will not be unreasonably withheld, conditioned or delayed, Borrower will not allow any of the Collateral to be sold, leased, exchanged, assigned, transferred, or otherwise conveyed, except for Permitted Dispositions.

8.4 Debt. Without the prior written consent of Lender, which will not be unreasonably withheld, conditioned or delayed, Borrower will not create, incur, assume, or suffer any indebtedness to exist, except for:

(a) Obligations and indebtedness payable to Lender;

(b) debt secured by liens permitted by clause (f) of the definition of “Permitted Liens”, and refinancings and extensions of any such debt, provided that (i) such debt when incurred shall not exceed the purchase price of the asset(s) financed, and (ii) no such debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(c) other purchase money financing of Equipment for use in Borrower’s business provided such financing is not in excess of $1,000,000.00 in the annual aggregate;

(d) indebtedness to any Person that pursuant to a Subordination Agreement to be entered into by and among Lender and others is subordinate to Borrower’s Obligations to Lender;

(e) unsecured trade accounts payable to trade creditors incurred in the ordinary course of business;

(f) hedging obligations for bona fide hedging purposes and not for speculation;

(g) unsecured debt described on Schedule 8.4 and refinancings and extensions of any such unsecured debt if the representations, warranties, covenants, events of default and other material terms and conditions thereof are not materially less favorable to the obligor thereon or to the Lender than the unsecured debt being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the unsecured debt being refinanced or extended, provided, such unsecured debt permitted under this clause (g) shall not (i) include debt of an obligor that was not an obligor with respect to the indebtedness being extended, renewed, or refinanced or (ii) exceed in a principal amount the unsecured debt being renewed, extended or refinanced;

(h) indebtedness in respect of and in effect on the date hereof set forth on Schedule 8.4 and other capital leases not to exceed $1,000,000 in the aggregate;

(i) indebtedness owing to a Person that is a Borrower;

(j) indebtedness incurred in the ordinary course of business owed to any Person providing property, casualty, liability or other insurance to the Borrower, including to finance insurance premiums, so long as the amount of such indebtedness is not in excess of the amount of the unpaid costs of, and shall be incurred only to defer the cost of, such premiums;

(k) indebtedness incurred to finance a Permitted Acquisition not to exceed $500,000.00;

(l) indebtedness payable to a Specified Subsidiary so long as, before and giving effect to the incurrence of such debt on a pro forma basis, Borrower is in compliance with the financial covenants set forth in Article VII;

(m) obligations in connection with any Factoring Facility;

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(n) indebtedness of any Person acquired by Borrower pursuant to a Permitted Acquisition;

(o) indebtedness arising from judgments or decrees not deemed to be a Default or Event of Default; and

(p) other unsecured debt so long as, before and giving effect to the incurrence of such debt on a pro forma basis, Borrower is in compliance with the financial covenants set forth in Article VII.

8.5 International Cash Transfers. Without the prior written consent of Lender, which will not be unreasonably withheld, conditioned or delayed, Borrower will not utilize in excess of 50% of the cash balance advanced under the Operating Note for Borrower’s or any Subsidiary’s international businesses for trade or operating purposes.

8.6 Distributions. Without Lender’s consent, which will not be unreasonably withheld, conditioned or delayed, Borrower will not: (a) declare, make, or pay any distribution, whether in cash, any other property or assets, or obligations of Borrower, to any of Borrower’s shareholders; (b) [omitted]; or (c) make any other distributions to its officers, directors, or members by reduction of capital or otherwise in respect of their existing Capital Securities in any of the Borrower, other than:

(i) each Borrower other than Manitex International may pay cash distributions to its Parent; and

(ii) each Borrower may declare and make distributions payable in the Capital Securities of such Borrower, provided that the issuance of such Capital Securities does not otherwise violate the terms of this Credit Agreement and no Default or Event of Default has occurred and is continuing at the time of making such distribution or would result from the making of such distribution; provided, however, that such Capital Securities shall not require any preferred return payable in cash or contain any put or similar provisions requiring the repurchase of such Capital Securities by Manitex International.

8.7 Capital Expenditures. Without Lender’s consent, which shall not be unreasonably withheld, conditioned or delayed, Borrower will not incur, nor will Borrower permit, any capital expense, excluding capital expenses incurred for the purchase of equipment or rolling stock to be used in Borrower’s business, in excess of $2,500,000.00.

8.8 Transactions with Affiliates. Except as set forth on Schedule 8.8, without Lender’s consent, which will not be unreasonably withheld, conditioned or delayed, Borrower will not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service with any Affiliate of Borrower or permit any Affiliate to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service with any Affiliate, except transactions in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or the Affiliate’s business and upon fair and reasonable terms no less favorable to Borrower or the Affiliate than it would obtain in a comparable arms-length transaction with a Person not an Affiliate of Borrower, other than:

(i) advances to employees, officers and directors of a Borrower for travel and other expenses arising in the ordinary course of such Borrower’s business;

(ii) loans to officers and employees in an aggregate principal amount not to exceed $500,000 at any time outstanding, so long as the proceeds of such loans (a) constitute travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, or (b) are used by such officers and employees to purchase equity interests in a Borrower;

(iii) intercompany loans permitted by Section 8.4;

(iv) repurchase of Capital Securities in Manitex International held by employees in amounts necessary to pay applicable withholding taxes;

(v) transactions with a Specified Subsidiary consistent with past practices;

(vi) guarantees of indebtedness of a Specified Subsidiary; and

(vii) down-payments or deposits on purchases incurred in the ordinary course of business.

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8.9 Reserved.

8.10 Guaranty. Without Lender’s consent, which will not be unreasonably withheld, conditioned or delayed, Borrower will not guarantee, endorse, or otherwise become surety for any obligation of others, except by endorsement of negotiable instruments for the deposit or collection in the ordinary course of business. Notwithstanding the foregoing, Borrower is permitted to guarantee obligations (i) in connection with any Factoring Facility and (ii) of any Specified Subsidiary.

8.11 Speculative Position. Without the prior written consent of Lender, which will not be unreasonably withheld, conditioned or delayed, Borrower will not use any advances under the Loans to purchase, assume, or hold a speculative position in any futures contract.

8.12 Reserved.

8.13 Change of Name. Etc. Without at least 10 days’ prior written notice to Lender, Borrower will neither change Borrower’s name nor entity status, or use any trade name or engage in any business not reasonably related to, or which is a reasonable expansion or extension of, Borrower’s business as presently conducted. Borrower will notify Lender immediately of a change in Borrower’s chief executive office or location and a change in any matter warranted or represented by Borrower in this Credit Agreement.

IX. DEFAULT

9.1 Events of Default. Each of the following will be deemed an “Event of Default”:

(a) (i) Borrower fails to pay, when due, any payment of principal payable under the Notes or any other Loan Document or any part thereof, or (ii) Borrower fails to pay, when due, any payment of interest under the Notes or any other Loan Document or any part thereof and such failure continues for five (5) Business Days;

(b) Any representation, warranty, or certification made or deemed made by Borrower (or any of its respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document is false, misleading, or erroneous in any material respect when made or deemed to have been made (which is not cured or waived within ten (10) Business Days after Borrower’s receipt of notice thereof);

(c) Borrower fails to perform, observe, or comply with any covenant, agreement, or term contained within this Credit Agreement or any other Loan Document, which is not cured within thirty (30) days after the earlier to occur of either (i) the date upon which Borrower has knowledge of such default or (ii) the date upon which notice thereof is given to the Borrower by Lender;

(d) Any Borrower: (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its property; (ii) makes a general assignment for the benefit of its creditors; (iii) commences a voluntary case under the United States Bankruptcy Code as now or hereafter in effect; (iv) institutes any proceeding or files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts; (v) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code; (vi) admits in writing its inability to, or be generally unable to pay its debts as the debts become due; or (vii) takes any corporate action for the purpose of affecting any of the foregoing;

(e) Any Collateral Document for any reason ceases to create a valid and perfected first priority security interest in any of the Collateral purported to be covered thereby;

(f) Any Loan Document ceases to be in full force and effect; is declared null and void; or the validity or enforceability is contested by Borrower

(g) Any Subordination Agreement entered into among Lender and a third-party creditor of Borrower ceases to be in full force and effect; is declared null and void; or the validity or enforceability is contested by Borrower;

(h) Reserved;

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(i) Borrower fails to pay or perform any other obligation, liability or indebtedness to any other Person which could reasonably be expected to result in a Material Adverse Effect and such failure continues for 30 days after Borrower’s receipt of notice thereof;

(j) The dissolution or termination of all Borrowers’ existence (provided that the dissolution or termination of Manitex International shall constitute an Event of Default hereunder whether or not any other Borrower dissolves or terminates its existence);

(k) Reserved;

(l) Reserved;

(m) There occurs a Change of Control; and

(n) There is entered against Borrower one or more final judgments or orders for the payment of money that is not covered by independent third-party insurance as to which the insurer does not unreasonably dispute coverage which would reasonably be expected to result in a Material Adverse Effect.

9.2 Remedies for Defaults. If an Event of Default shall have occurred and be continuing, Lender may, at its option, commence any remedy available under the Loan Documents or applicable law.

9.3 Right and Remedies with Respect to Collateral. In addition, if an Event of Default shall have occurred and be continuing, Lender may, at its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any Agent or Broker to sell or otherwise dispose of, all or any part of the Collateral; (b) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Borrower directly to Lender; (c) in Lender’s own name, or in the name of Borrower, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights; (d) endorse as the agent of Borrower any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (e) make formal application for transfer to Lender (or to any assignee of Lender or to any purchaser of any of the Collateral) of all of Borrower’s permits, licenses, approvals, agreements, and the like relating to the Collateral or to Borrower’s business; (f) take any other action which Lender deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (g) in addition to the foregoing, and not in substitution therefore, exercise any one or more of the rights and remedies exercisable by Lender under any other provision of this Credit Agreement, under any of the other Loan Documents, or as provided by applicable law. Lender shall not be liable for, nor be prejudiced by, any loss, depreciation, or other damages to the Collateral, unless caused by Lender’s willful and malicious act. Lender shall have no duty to take any action to preserve or collect the Collateral.

If an Event of Default shall have occurred and be continuing, Lender shall be entitled to immediate possession of all books and records evidencing any Collateral and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. If an Event of Default shall have occurred and be continuing, Lender may surrender any insurance policies in the Collateral and receive the unearned premium thereon. Borrower will be entitled to any surplus and will be liable to Lender for any deficiency. Borrower specifically understands and agrees that any sale by Lender of all or part of the Collateral pursuant to the terms of this Credit Agreement may be effected by Lender at times and in manners that could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Borrower hereby releases Lender and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

9.4 Proceeds. The proceeds from any disposition of the Collateral shall be used to satisfy the following items in the order they are listed: (a) The expenses of taking, removing, storing, repairing, holding, maintaining and selling the Collateral and otherwise enforcing the rights of Lender under the Loan Documents, including any legal costs and reasonable attorneys’ fees; (b) The expense of liquidating or satisfying any liens, security interests, or encumbrances on the Collateral which may be prior to the security interest of Lender that Lender, at its option, elects to satisfy; (c) Any unpaid fees, accrued interest and other sums due Lender with respect to Loan Documents, and then the unpaid principal amount of the Loans and any remaining Obligations outstanding; and (d) Any amounts in excess of the foregoing shall be paid to Borrower.

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9.5 Deficiency. To the extent the proceeds realized from the disposition of the Collateral shall fail to satisfy any of the foregoing items, Borrower will remain liable to pay any deficiency to Lender.

9.6 Continuing Event of Default. Any Event of Default capable of being remedied will exist and therefore continue until Lender has been provided evidence satisfactory to it that the Event of Default has been remedied. Any Event of Default not capable of being remedied will exist and therefore continue until waived by Lender.

9.7 Selective Enforcement. Lender may elect to selectively, and successively, enforce its rights under the Loan Documents. In the event Lender elects to selectively enforce its rights under any one or more of the Loan Documents or other instruments securing payment of the Notes, the action will not be deemed a waiver or discharge of any other lien or encumbrances securing payment of the Notes until such time as Lender has been paid in full all sums owing to Lender.

9.8 Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial release by Lender of any right hereunder preclude any other or further right or the exercise thereof or the exercise of any other right provided under the Loan Documents or at law. The remedies herein provided are cumulative and not alternative.

9.9 Waiver of Covenants. At the discretion of Lender, a fee may be charged for any waiver of any covenant provided by this Credit Agreement.

9.10 Performance by Guarantor. It shall not be deemed an Event of Default under this Credit Agreement as to any of the Borrower’s Obligations if such Obligations are paid or performed by any Person that is a guarantor of such Obligations.

X. MISCELLANEOUS

10.1 Expenses. Borrower hereby agrees to pay on demand: (a) all reasonable and documented costs and expenses actually incurred by Lender in connection with the preparation, negotiation, execution, and delivery of, this Credit Agreement and the other Loan Documents executed in connection herewith, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Lender, and Lender agrees that expenses of legal counsel will be limited to $35,000.00 in connection with the preparation, negotiation, execution and delivery of this Credit Agreement and the other Loan Documents executed in connection herewith; (b) all reasonable and documented costs and expenses actually incurred by Lender in connection with the preparation, negotiation, execution, and delivery of, any and all amendments, modifications, renewals, extensions, and supplements to this Credit Agreement and the other Loan Documents executed in connection with any such amendment, modification, renewal, extension, and supplement; (c) all reasonable and documented costs and expenses actually incurred by Lender in connection with any Event of Default and the enforcement of this Credit Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel, advisors, consultants, and auditors for Lender; (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any governmental authority in respect of this Credit Agreement or any of the other Loan Documents (which such costs, expenses, assessments and other charges are included within the foregoing $35,000.00 cap in subsection (a)); (e) all costs, expenses, assessments, and other charges actually incurred by Lender in connection with any filing, registration, recording, or perfection of any lien or security interest contemplated by this Credit Agreement or any other Loan Document; and (e) all other reasonable and documented costs and expenses actually incurred by Lender (including, without limitation, legal costs, fees and expenses) in connection with any litigation, dispute, suit, proceeding or action related to: (i) this Credit Agreement or any other Loan Document; (ii) the enforcement of Lender’s rights and remedies; and (iii) the protection of Lender’s interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrower, and Borrower agrees to promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to satisfy any obligation of Borrower under this Credit Agreement or any Collateral Document.

10.2 Lender Not Fiduciary. The relationship between Borrower, on one hand, and Lender, on the other hand, is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

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10.3 Equitable Relief. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of Borrower’s Obligations or indebtedness to Lender, any remedy at law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

10.4 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Credit Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Credit Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Credit Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

10.5 Successors and Assigns. This Credit Agreement will be binding upon and inure to the benefit of the parties hereto, and the Affiliates of Lender that are owed Obligations and their respective successors and assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

10.6 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document will survive the execution and delivery of the Loan Documents and no investigation by Lender or any closing will affect the representations and warranties or the right of Lender to rely upon them.

10.7 Amendments. No amendment or waiver of any provision of any Loan Document to which Borrower is a party, nor any consent to any departure by Borrower therefrom will in any event be effective unless the same is agreed or consented to in writing by Lender, any participating banks, or associations, and Borrower; and each such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

10.8 Maximum Interest Rate. (a) No interest rate specified in any Loan Document will at any time exceed the maximum rate of interest allowed by applicable law (the “Maximum Rate”). If at any time the interest rate for any Obligation will exceed the Maximum Rate, thereby causing the interest accruing on the Obligation to be limited to the Maximum Rate, then any subsequent reduction in the interest rate for the Obligation will not reduce the rate of interest on the Obligation below the Maximum Rate until the aggregate amount of interest accrued on the Obligation equals the aggregate amount of interest that would have accrued on the Obligation if the interest rate for the Obligation had at all times been in effect; and (b) no provision of any Loan Document will require the payment or the collection of interest in excess of the Maximum Rate. If any excess of interest in this such respect is hereby provided for, or will be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section will govern and prevail and neither Borrower nor any sureties, guarantor, successors, or assigns of Borrower will be obligated to pay the excess amount of the interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, the amount that would be in excess of the maximum amount permitted by applicable law will be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess will forthwith be paid to Borrower for their account. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender will, to the extent permitted by applicable law: (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

10.9 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by electronic mail transmission) and mailed or delivered, to the address or, subject to the last sentence hereof, electronic mail address specified for notices below the signatures hereon or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of: (a) actual receipt by the intended recipient; or (b) (i) if delivered by hand or courier, when signed for by the designated recipient; (ii) if delivered by mail, three (3) Business Days after deposit in the mail, postage prepaid; and (iii) if delivered by electronic mail (which form of delivery is subject to the provisions of the last sentence below) when delivered; provided, however, that notices and other communications pursuant to Article II shall not be effective until actually received by Lender. Electronic mail and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto and may not be used for any other purpose.

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10.10 Participations and Assignments.

(a) Borrower may not assign any of its rights, duties or obligations under this Credit Agreement, the other Loan Documents, or the Notes without the prior consent of Lender and any prohibited assignment shall be absolutely void ab initio.

(b) Lender may assign to one or more Eligible Assignees (including, at the option of Lender, any Affiliate or Subsidiary of Borrower) all or a portion of its rights and obligations under this Credit Agreement. Any such assignment will become effective as of the date provided therein upon the execution and delivery to Lender of the assignment agreement and, if applicable, Borrower. Promptly after receipt of an executed assignment agreement, Lender shall send to Borrower a copy of such executed assignment agreement. Upon the effectiveness of any assignment pursuant to this Section, the assignee will become a “Lender” if not already a “Lender” for all purposes of this Credit Agreement and the Loan Documents. The assignor shall be relieved of its obligations hereunder from and after the effective date thereof to the extent of such assignment (and if the assigning Lender (other than Amarillo National Bank) no longer holds any rights or obligations under this Credit Agreement, such assigning Lender shall cease to be a “Lender” hereunder). For the avoidance of doubt, notwithstanding any assignments permitted hereunder, Borrower shall only be required to deal with Amarillo National Bank.

(c) Lender may transfer, grant, or assign participations in all or any part of such Lender’s interests hereunder pursuant to this Section to any Person (including, at the option of Lender, any Affiliate or Subsidiary of Borrower). In the case of any such participation, the participant shall not have any rights under this Credit Agreement or any of the Loan Documents (the participant’s rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation.

(d) Lender may furnish any information concerning Borrower in the possession of Lender from time to time to permitted assignees and participants (including prospective permitted assignees and participants) and Borrower hereby expressly consents to Lender’s disclosure of such information; provided, however, that prospective permitted assignees and participants shall agree to maintain such information in confidence.

(e) Notwithstanding anything in this Credit Agreement to the contrary, Lender may assign and pledge all or any of its interest in the Loans to any Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

10.11 Governing Applicable Law; Venue. THIS CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES. Borrower hereby irrevocably: (a) agrees that any action or proceeding arising out of or in connection with any of the Loan Documents shall be brought in the applicable state court in Potter County, Texas, or in the United States District Court that encompasses such county; (b) submits to the nonexclusive jurisdiction of such courts with respect to any such action or proceeding; and (c) waives any objection it or they may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum.

10.12 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of any Loan Document and the effect thereof will be confined to the provision held to be invalid or unenforceable.

10.13 Headings. The headings, captions, and arrangements used in this Credit Agreement are for convenience only and will not affect the interpretation of this Credit Agreement.

COMMERCIAL CREDIT AGREEMENT–Page 22 of 39

10.14 Rules of Interpretation. In this Credit Agreement, unless the context indicates otherwise: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other gender; (c) any reference to a time of day means local time in Amarillo, Texas; (d) references to “writing” include printing, typing, lithography, facsimile reproduction, electronic mail, and other means of reproducing words in a tangible visible form; (e) the words “approval” and “consent” will be deemed to be followed by the phrase “which will not be unreasonably withheld, unreasonably conditioned, or unduly delayed,” except when context otherwise requires; (f) the words “including,” “includes,” and “include” will be deemed to be followed by the words “without limitation;” (g) references to Articles, Sections, or Exhibits are to Articles, Sections, or Exhibits of or to this Credit Agreement unless otherwise indicated; (h) references to other documents will include all exhibits and appendices attached to those documents and all subsequent amendments and other modifications to those documents, but only to the extent the amendments and other modifications are not prohibited by the terms of this Credit Agreement; (i) references to Persons include their respective successors and permitted assigns; and (j) captions of Articles and Sections contained in this Credit Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, describe, or otherwise affect the scope of meaning of this Credit Agreement or the intent of any provision of this Credit Agreement.

10.15 Construction. Borrower and Lender acknowledge hereby that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents will be construed as if jointly drafted by the parties thereto.

10.16 Accounting Terms and Financial Determinations. Unless otherwise specified herein as GAAP, all accounting terms used in any Loan Document will be interpreted, and all account determinations and computations under any Loan Document will be made in accordance with standard accounting procedures customarily used in the Borrower’s industry.

10.17 Independence of Covenants. All covenants under the Loan Documents will be given independent effect so that if a particular action or condition is not permitted by any of the covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant will not avoid the occurrence of an Event of Default in accordance with the applicable provision if the action is taken or the condition exists.

10.18 Waiver of Damages. To the fullest extent permitted by applicable Laws, Borrower hereby knowingly, voluntarily, and intentionally waives any right they may have to claim or recover any punitive, SPECIAL, INDIRECT, or consequential damages, or any damages other than, or in addition to, direct or actual damages. In regard to such waiver, Borrower hereby acknowledges that as a result of such waiver it hereby agrees knowingly, voluntarily, and intentionally to not assert, any claim against Lender, on any theory of liability, for recovery of any punitive, SPECIAL, INDIRECT, or consequential damages, or any damages other than, or in addition to, direct or actual damages, that in any manner arise out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, including the Notes, or the use of the proceeds thereof.

10.19 Entire Credit Agreement. This written Credit Agreement and the other Loan Documents constitute the entire agreement between Lender and the other parties to the loan documents concerning the subject matter contained in this Credit Agreement and the other Loan Documents and supersede as of the date hereof all prior agreements between Lender and the other parties to the Loan Documents and may not be contracted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

10.20 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

10.21 Imaging of Loan Documents. Borrower understands and agrees that (a) Lender’s document retention policy may involve the electronic imaging of executed Loan Documents and the destruction of the paper originals, and (b) Borrower waives any right that they may have to claim that the imaged copies of this Credit Agreement, any amendment thereto, or of any of the other Loan Documents are not originals.

COMMERCIAL CREDIT AGREEMENT–Page 23 of 39

10.22 Notice of Final Agreement. THIS WRITTEN CREDIT AGREEMENT AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL CREDIT AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

10.23 Controlling Document. To the extent that a Loan Document conflicts with or is in any way incompatible with this Credit Agreement, the terms of this Credit Agreement shall control, and if this Credit Agreement does not specifically address an issue, then the Loan Document that deals most specifically with such issue shall control.

10.24 Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identify Borrower, which information includes the names and addresses of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

10.25 Counterparts. This Credit Agreement (and any other of the Loan Documents executed in connection with Credit Agreement) may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, will be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Credit Agreement by facsimile machine, electronic mail, or other electronic transmission will be considered for all purposes as a delivery of an original counterpart signature page and will be effective as delivery of a manually executed counterpart of this Credit Agreement. This Credit Agreement will become effective when it shall have been executed by each party hereto.

(Counterpart signature pages appear as the following pages)

COMMERCIAL CREDIT AGREEMENT–Page 24 of 39

Joseph Doolan’s Counterpart Signature Page

This Credit Agreement is executed and intended to be effective as of the Effective Date.

BORROWER:		MANITEX INTERNATIONAL, INC., a Michigan corporation

	By:	/s/ Joseph Doolan
Joseph Doolan, Chief Financial Officer

MANITEX, INC., A Texas Corporation

	By:	/s/ Joseph Doolan
Joseph Doolan, Treasurer

MANITEX, LLC, a Delaware limited liability company

	By:	/s/ Joseph Doolan
Joseph Doolan, Treasurer

RABERN HOLDCO, INC., a Delaware corporation

	By:	/s/ Joseph Doolan
Joseph Doolan, Treasurer

RABERN RENTALS, LLC, a Delaware limited liability company

	By:	/s/ Joseph Doolan
Joseph Doolan, Treasurer

Address for Notice:
9725 Industrial Drive
Bridgeview, Illinois 60455
Attention: Joe Doolan, CFO
Tel: 708-237-2066
Email: jdoolan@manitex.com

With a copy to:

Bryan Cave Leighton Paisner LLP
211 N Broadway, Suite 3600
Attention: Joe Robertson

Tel: 314-259-2031
Email: joe.robertson@bclplaw.com

(Counterpart signature pages continue on the following page)

COMMERCIAL CREDIT AGREEMENT–Page 25 of 39

David Langevin’s Counterpart Signature Page

This Credit Agreement is executed and intended to be effective as of the Effective Date.

BORROWER:		MANITEX SABRE, INC., a Michigan corporation

	By:	/s/ David Langevin
David Langevin Executive Chairman

CRANE AND MACHINERY, INC., an Illinois corporation

	By:	/s/ David Langevin
David Langevin, Executive Chairman

CRANE AND MACHINERY LEASING, INC., an Illinois corporation

	By:	/s/ David Langevin
David Langevin, Executive Chairman

Address for Notice:
9725 Industrial Drive
Bridgeview, Illinois 60455
Attention: Joe Doolan, CFO
Tel: 708-237-2066
Email: jdoolan@manitex.com

With a copy to:

Bryan Cave Leighton Paisner LLP 211 N Broadway, Suite 3600
St. Louis, Missouri 63102
Attention: Joe Robertson
Tel: 314-259-2031
Email: joe.robertson@bclplaw.com

(Counterpart signature pages continue on the following page)

COMMERCIAL CREDIT AGREEMENT–Page 26 of 39

Lender’s Counterpart Signature Page

This Credit Agreement is executed and intended to be effective as of the Effective Date.

LENDER:		AMARILLO NATIONAL BANK, a national banking association

	By:	/s/ Julio Jauregui
Julio Jauregui, Senior Vice President

Address for Notice:
5300 Bee Caves Road, Building 2
West Lake Hills, Texas 78746
Tel: (512) 502-2907
Email: julio.jauregui@anb.com

(Exhibit “A” appears on the following page)

COMMERCIAL CREDIT AGREEMENT–Page 27 of 39

Exhibit “A”

COMPLIANCE CERTIFICATE

Date: __________________

To:	Amarillo National Bank, a national banking association

Reference is made to that certain [________], 2022 Commercial Credit Agreement entered into by and among Manitex International, Inc., a Michigan corporation, Manitex Sabre, Inc., a Michigan corporation, Manitex, Inc., a Texas corporation, Manitex, LLC, a Delaware limited liability company, Badger Equipment Company, a Minnesota corporation, Crane and Machinery, Inc., an Illinois corporation, Crane and Machinery Leasing, Inc., an Illinois corporation, Rabern Holdco, Inc., a Delaware corporation, and Rabern Rentals, LLC, a Delaware limited liability company (collectively, the “Borrower”), and Amarillo National Bank, a national banking association (the “Lender”) (as amended, the “Credit Agreement”). The capitalized terms used herein are used as defined in the Credit Agreement unless a different definition is given herein.

The undersigned hereby certifies to Lender as of the date hereof that he/she: (a) is authorized by Borrower to submit this Semiannual Compliance Certificate; and (b) the following are true and correct:

1. The period of time covered by this Compliance Certificate is ____________ until ____________ (the “Computation Period”).

2. Borrower’s Monthly Financial Statements and Audited Annual Statements for the Computation Period (just ended) are attached hereto.

3. Borrower during the Computation Period has delivered to Lender the required Monthly Financial Statements, Borrowing Base Reports, Inventory Reports, A/R Reports, tax returns, and all other information required by Section 6.1 of the Credit Agreement.

4. As of the date hereof, Borrowers has [has not] complied with the financial covenants set forth in the Credit Agreement, as follows:

(a)	Borrower’s Debt Service Coverage Ratio at all times in the 12-month period prior to the end of the current Computation Period has been of at least 1.25:1.00:

☐ TRUE; ☐ FALSE (if False see explanation in paragraph 5 below).

(b)	Borrower’s Minimum Net Worth at the end of the Computation Period measures not less than $80,000,000.00:

☐ TRUE; ☐ FALSE (if False see explanation in paragraph 5 below).

(c)	Borrower has made no Distributions during the Computation Period:

☐ TRUE; ☐ FALSE (if False see explanation in paragraph 5 below).

(d)	Borrower has not during the Computation Period used in excess of 50% of the cash balance advanced under the Operating Note to international businesses for trade or operating purposes:

☐ TRUE; ☐ FALSE (if False see explanation in paragraph 5 below).

5. The undersigned has reviewed and is familiar with the Credit Agreement, and understands the Credit Agreement in all respects, and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial and/or otherwise) of Borrowers during the Computation Period and to Borrower’s knowledge, Borrowers has performed and observed each of the covenants and conditions of the Credit Agreement and other Loan Documents in all material respects and no Event of Default has occurred or is continuing, except the following:

6. The representations and warranties contained in Article V of the Credit Agreement, and the negative covenants contained in Article VIII of the Credit Agreement, as well as all representations, representation, and covenants made by Borrowers or any other Person in any of the other Loan Documents, to Borrower’s knowledge are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

The undersigned has executed this Semiannual Compliance Certificate as of ________________________.

MANITEX INTERNATIONAL, INC., a Michigan

corporation, MANITEX SABRE, INC., a Michigan

corporation, MANITEX INC., a Texas corporation,

MANITEX, LLC, a Delaware limited liability

company, BADGER EQUIPMENT COMPANY, a

Minnesota corporation, CRANE AND

MACHINERY, INC., an Illinois corporation,

CRANE AND MACHINERY LEASING, INC., an

Illinois corporation, RABERN HOLDCO, INC., a

COMMERCIAL CREDIT AGREEMENT–Page 28 of 39

Delaware corporation, and RABERN RENTALS, LLC, a Delaware limited liability company

By:
________________, Authorized Representative

(Exhibit “B” appears on the following page)

COMMERCIAL CREDIT AGREEMENT–Page 29 of 39

Exhibit “B-1”

BORROWING BASE REPORT1

Date:    __________________

Collateral Description		Amount	Advance	Value
1.	Funds in Borrower’s Accounts:	$	100%	$
2.	Eligible Accounts Receivables (“A/R”):
	(a) Total Eligible AR:	$	85%	$
3.	Raw Materials:	$	80%	$
4.	Works in Progress:	$	50%	$
5.	Finished Goods:	$	75%	$
6.	Sub-Total Borrowing Base (Sum of Lines 1, 2(a), 3, 4, and 5):			$
	Debt Description
7.	Less: Sub-Total Obligations:		Multiple
	(a) Operating Note – P&I outstanding:		100%	$
	(b) Overdrafts in Borrower’s Account:		100%	$
	(c) Accounts Payable (U.S. Operations)		50%	$
	(d) CIBC Bank USA Account		100%	$
8.	Net Borrowing Base - (Sub-Total Borrowing Base minus Sub-Total Obligations):			$
	(“Borrowing Base Equity” if positive i.e. amount available for advance, and “Borrowing Base Deficit” if negative)

The undersigned hereby certifies to Lender that this Borrowing Base Report is true and correct in all respects.

MANITEX INTERNATIONAL, INC., a Michigan corporation, MANITEX SABRE, INC., a Delaware corporation, MANITEX, INC., a Texas corporation, MANITEX, LLC, a Delaware limited liability company, BADGER EQUIPMENT COMPANY, a Minnesota corporation, CRANE AND MACHINERY, INC., an Illinois corporation, CRANE AND MACHINERY LEASING, INC., an Illinois corporation, RABERN HOLDCO, INC., a Delaware corporation, and RABERN RENTALS, LLC, a Delaware limited liability company

By
Printed Name:
Title:

All determinations in connection with the Borrowing Base Report will be originally made by Borrower and certified to Lender. Lender, however, will have the final right to review and adjust, in its Permitted Discretion, any such determination, including without limitation, adjustment of any specific factor or factors that relate to the amount of the Borrowing Base Equity or to any categories in the Borrowing Base Report.

If at any time from and after the Effective Date, the “Sub-Total Obligations” exceed the “Sub-Total Borrowing Base”, Borrower will immediately notify Lender of such fact, and will immediately pay to Lender the amount necessary to reduce the aggregate unpaid balance of the Operating Note to or below the limit imposed by the Borrowing Base Report. Under no circumstances will Lender be required to make advances under any of the Loans if the aggregate unpaid balance of the Operating Note exceed the limits imposed by the Borrowing Base Report, or if there is an existing Event of Default under this Credit Agreement or any of the Loan Documents. If at any time the Sub-Total Obligations exceed the Sub-Total Borrowing Base then to the extent of the excess, a “Borrowing Base Deficit” exists and in that event, immediately upon any determination of a Borrowing Base Deficit, whether by notice from Lender or otherwise, Borrower will provide to Lender the plan (formulated by Borrower) to cure such Borrowing Base Deficit. In the event such plan to cure is acceptable to Lender (in its Permitted Discretion); Borrower may be permitted by

[1]

Initially defined terms used in this Borrowing Base Report are defined as set forth in the Credit Agreement or in the other Loan Documents, or as more particularly defined in the Addendum to Borrowing Base Report attached hereto and made a part hereof by this reference.

COMMERCIAL CREDIT AGREEMENT–Page 30 of 39

Lender to cure the Borrowing Base Deficit as set forth in the plan approved by Lender. In the event Borrower’s plan to cure the Borrowing Base Deficit is not acceptable to Lender, Lender will be free to declare an Event of Default and proceed with any available remedy as a result of such Event of Default unless, within one (1) Business Day, Borrower shall make a payment to Lender in an amount equal to the Borrowing Base Deficit.

(Addendum to Borrowing Base Report appears on the following page)

COMMERCIAL CREDIT AGREEMENT–Page 31 of 39

ADDENDUM TO BORROWING BASE REPORT

The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) with respect to the Borrowing Base Report or as sometimes referred to as the “Borrowing Base Collateral”. Lender reserves the sole right in its Permitted Discretion to determine the eligibility or ineligibility of any Item for inclusion as Borrowing Base Collateral in the Borrowing Base Report.

1. The term “Funds in Borrower’s Account” means Borrower’s cash and cash equivalents on deposit with Lender, that is, Borrower’s collected funds on deposit with Lender (excluding all book overdrafts in any such account as of the date of the calculation of the Net Borrowing Base). Notwithstanding the foregoing, cash and cash equivalents on deposit with other financial institutions may be included in the definition of this term from April 11, 2022 until October 11, 2022.

2. The term “Eligible Accounts Receivables” means, at any time, all of Borrower’s accounts which contain terms and conditions are acceptable to Lender in its Permitted Discretion and in which Lender has a first lien security interest, less the amount of all returns, discounts, credits, and offsets of any nature; provided, however, unless otherwise agreed to by Lender in writing, Eligible Accounts Receivable do not include: (a) accounts receivables with respect to which the account debtor is an officer, an employee or agent of Borrower and to which the account debtor is a Subsidiary of, or an Affiliate with, or related to the Borrower or its members, officers, or directors, except that account receivables by Borrower, an guarantor, or any Affiliate thereof, shall be considered an Eligible Account provided said account receivable has been incurred on fair and reasonable business terms no less favorable to such account debtor than would otherwise be available in a comparable arms-length transaction with any Person unrelated to Borrower or to guarantor and such account receivable is not otherwise excluded; (b) all accounts receivables with respect to which Borrower has furnished a payment and/or performance bond and that portion of any accounts for or representing retainage, if any, until all prerequisites to the immediate payment of such retainage have been satisfied; (c) accounts receivables with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; and (d) accounts receivables of any account debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such account debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

3. The term “Raw Materials” means Borrower’s property that is utilized in the manufacture of Borrower’s products for sale or lease. All Raw Materials will be valued at the lower of cost or market value as determined by Lender in its Permitted Discretion. To be “eligible” for inclusion in the Borrowing Base Report as Borrowing Base Collateral, Lender must have a first priority security interest against all such Raw Materials. Notwithstanding the foregoing, in no event will the value of the Raw Materials for purposes of the Borrowing Base calculation exceed $25,000,000.00.

4. The term “Works in Progress” means Borrower’s manufactured products that are not complete and ready for sale or lease. All Works in Progress will be valued at the lower of cost or market value as determined by Lender in its Permitted Discretion. To be “eligible” for inclusion in the Borrowing Base Report as Borrowing Base Collateral, Lender must have a first priority security interest against all such Works in Progress.

5. The term “Finished Goods” means Borrower’s Inventory of Borrower’s completed products which are sellable or leasable in Borrower’s ordinary course of business, consistent with past practice. All Finished Goods will be valued at the lower of cost or market value as determined by Lender in its Permitted Discretion. To be “eligible” for inclusion in the Borrowing Base Report as Borrowing Base Collateral, Lender must have a first priority security interest against all such Finished Goods.

6. The term “CIBC Bank USA Account” means deposit account number 2533502 maintained at CIBC Bank USA having a balance not to exceed $575,000.00.

7. The term “Sub-Total Borrowing Base” means the sum of items 1 – 5 consisting of the aggregate value of all Borrowing Base Collateral. Any item of Borrowing Base Collateral may be included in the Total Borrowing Base in only a single category of Borrowing Base Collateral.

8. The term “Sub-Total Obligations” means the sum of: (a) the outstanding principal balance and accrued unpaid interest on the Operating Note; plus (b) the amount of overdrafts in Borrower’s account with Lender; plus (c) accounts payable for Borrowers’ United States operations; plus (d) the amount held in the CIBC Bank USA Account.

9. The term “Net Borrowing Base” means the remainder of: (a) the Sub-Total Borrowing Base; less (b) the Sub-Total Obligations, that is, if such remainder is positive (i.e., the “Borrowing Base Equity”) then the amount is what is available for advance under the Operating Note, subject to the maximum available credit limitation set forth therein; and if such remainder is negative (i.e., the “Borrowing Base Deficit”) then Lender will not be under any circumstances required to make any advance under the Operating Note.

(Exhibit “B-2” follows on next page)

COMMERCIAL CREDIT AGREEMENT–Page 32 of 39

Exhibit “B-2”

BORROWING BASE REPORT2

Date:    __________________

	Collateral Description	Amount		Advance	Value
1.	Funds in Borrower’s Account:	$	_____________	100%	$	____________
2.	Eligible Accounts Receivables (“A/R”):
	(a) Total Eligible AR:	$	_____________	75%	$	____________
3.	Equipment and Inventory:	$	_____________	75%	$	____________
4.	Sub-Total Borrowing Base (Sum of Lines 1, 2(a), and 3):
	Debt Description				$	____________
5.	Less: Sub-Total Obligations:			Multiple
	(a) Holdco Operating Note – P&I outstanding:			100%	$	____________
	(b) Overdrafts in Borrower’s Account:			100%	$	____________
	(c) Accounts Payable			50%	$	____________
6.	Net Borrowing Base—(Sub-Total Borrowing Base minus Sub-Total Obligations):				$	____________
	(“Borrowing Base Equity” if positive i.e. amount available for advance, and “Borrowing Base Deficit” if negative)

The undersigned hereby certifies to Lender that this Borrowing Base Report is true and correct in all respects.

MANITEX INTERNATIONAL, INC., a Michigan corporation, MANITEX SABRE, INC., a Delaware corporation, MANITEX, INC., a Texas corporation, MANITEX, LLC, a Delaware limited liability company, BADGER EQUIPMENT COMPANY, a Minnesota corporation, CRANE AND MACHINERY, INC., an Illinois corporation, CRANE AND MACHINERY LEASING, INC., an Illinois corporation, RABERN HOLDCO, INC., a Delaware corporation, and RABERN RENTALS, LLC, a Delaware limited liability company

By:
Printed Name:
Title:

All determinations in connection with the Borrowing Base Report will be originally made by Borrower and certified to Lender. Lender, however, will have the final right to review and adjust, in its Permitted Discretion, any such determination, including without limitation, adjustment of any specific factor or factors that relate to the amount of the Borrowing Base Equity or to any categories in the Borrowing Base Report.

If at any time from and after the Effective Date, the “Sub-Total Obligations” exceed the “Sub-Total Borrowing Base”, Borrower will immediately notify Lender of such fact, and will immediately pay to Lender the amount necessary to reduce the aggregate unpaid balance of the Holdco Operating Note to or below the limit imposed by the Borrowing Base Report. Under no circumstances will Lender be required to make advances under any of the Loans if the aggregate unpaid balance of the Holdco Operating Note exceed the limits imposed by the Borrowing Base Report, or if there is an existing Event of Default under this Credit Agreement or any of the Loan Documents. If at any time the Sub-Total Obligations exceed the Sub-Total Borrowing Base then to the extent of the excess, a “Borrowing Base Deficit” exists and in that event, immediately upon any determination of a Borrowing Base Deficit, whether by notice from Lender or otherwise, Borrower will provide to Lender the plan (formulated by Borrower) to cure such Borrowing Base Deficit. In the event such plan to cure is acceptable to Lender (in its Permitted Discretion); Borrower may be permitted by Lender to cure the Borrowing Base Deficit as set forth in the plan approved by Lender. In the event Borrower’s plan to cure the Borrowing Base Deficit is not acceptable to Lender, Lender will be free to declare an Event of Default and proceed with any available remedy as a result of such Event of Default unless, within one (1) Business Day, Borrower shall make a payment to Lender in an amount equal to the Borrowing Base Deficit.

(Addendum to Borrowing Base Report appears on the following page)

[2]

Initially defined terms used in this Borrowing Base Report are defined as set forth in the Credit Agreement or in the other Loan Documents, or as more particularly defined in the Addendum to Borrowing Base Report attached hereto and made a part hereof by this reference.

COMMERCIAL CREDIT AGREEMENT–Page 33 of 39

ADDENDUM TO BORROWING BASE REPORT

The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) with respect to the Borrowing Base Report or as sometimes referred to as the “Borrowing Base Collateral”. Lender reserves the sole right in its Permitted Discretion to determine the eligibility or ineligibility of any Item for inclusion as Borrowing Base Collateral in the Borrowing Base Report.

1. The term “Funds in Borrower’s Account” means Holdco’s and Rabern’s cash and cash equivalents on deposit with Lender (excluding all book overdrafts in any such account as of the date of the calculation of the Net Borrowing Base). Notwithstanding the foregoing, cash and cash equivalents on deposit with other financial institutions may be included in the definition of this term from April 11, 2022 until October 11, 2022.

2. The term “Eligible Accounts Receivables” means, at any time, all of Holdco’s and Rabern’s accounts which contain terms and conditions are acceptable to Lender in its Permitted Discretion and in which Lender has a first lien security interest, less the amount of all returns, discounts, credits, and offsets of any nature; provided, however, unless otherwise agreed to by Lender in writing, Eligible Accounts Receivable do not include: (a) accounts receivables with respect to which the account debtor is an officer, an employee or agent of Borrower and to which the account debtor is a Subsidiary of, or an Affiliate with, or related to the Borrower or its members, officers, or directors, except that account receivables by Borrower, an guarantor, or any Affiliate thereof, shall be considered an Eligible Account provided said account receivable has been incurred on fair and reasonable business terms no less favorable to such account debtor than would otherwise be available in a comparable arms-length transaction with any Person unrelated to Borrower or to guarantor and such account receivable is not otherwise excluded; (b) all accounts receivables with respect to which Borrower has furnished a payment and/or performance bond and that portion of any accounts for or representing retainage, if any, until all prerequisites to the immediate payment of such retainage have been satisfied; (c) accounts receivables with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; and (d) accounts receivables of any account debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such account debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

3. The term “Equipment and Inventory” means equipment and inventory held primarily for rent or sale in the ordinary course of business of Holdco’s and Rabern’s business subject to a first lien security interest in favor of Lender, provided, however, unless otherwise agreed to by Lender in writing, Equipment and Inventory does not include equipment or inventory: (a) located outside the United States, (b) constituting consigned inventory, (c) the sale or rental of such equipment and inventory would not result in an Eligible Accounts Receivable, (d) that is subject to a Lien in favor of any other creditor, including any Permitted Lien, and (e) is not otherwise satisfactory to Lender as determined in its Permitted Discretion. For the purposes of valuing Equipment and Inventory, such value shall be the lower of cost or market value as determined by Lender in its Permitted Discretion.

4. The term “Sub-Total Borrowing Base” means the sum of items 1 – 3 consisting of the aggregate value of all Borrowing Base Collateral. Any item of Borrowing Base Collateral may be included in the Total Borrowing Base in only a single category of Borrowing Base Collateral.

5. The term “Sub-Total Obligations” means the sum of: (a) the outstanding principal balance and accrued unpaid interest on the Holdco Operating Note; plus (b) the amount of overdrafts in Borrower’s account with Lender.

6. The term “Net Borrowing Base” means the remainder of: (a) the Sub-Total Borrowing Base; less (b) the Sub-Total Obligations, that is, if such remainder is positive (i.e., the “Borrowing Base Equity”) then the amount is what is available for advance under the Holdco Operating Note, subject to the maximum available credit limitation set forth therein; and if such remainder is negative (i.e., the “Borrowing Base Deficit”) then Lender will not be under any circumstances required to make any advance under the Holdco Operating Note.

COMMERCIAL CREDIT AGREEMENT–Page 34 of 39

Schedule 1

Permitted Liens

DEBTOR	JURISDICTION	SECURED PARTY	FINANCING STATEMENT NO.	FILING DATE	COLLATERAL DESCRIPTION
Rabern Rentals, LP	Texas Secretary of State	Blue Mountain Equipment, Inc. 1800 S. Airport Drive McKinney, TX 75069	07-0014060210 10-00167557 (amend.) 12-00047649 (cont.) 17-00043449 (amend.) 17-00043450 (cont.) 17-00046139 (cont.) 22-00056219 (cont.)	04/26/07 06/10/10 02/14/12 02/07/17 02/07/17 02/09/17 02/04/22	Stihl branded products, proceeds

Rabern Rentals, LP	Texas Secretary of State	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	08-0007143306 13-00016519 (cont.) 18-00024081 (cont.)	02/28/08 01/15/13 01/22/18	Equipment and Inventory financed by Secured Party for Debtor and all accounts, contract rights, chattel paper, documents, general intangibles, payment intangibles and instruments arising from the sale, lease or rental of the Equipment and Inventory (Two Komatsu Forklifts)

Rabern Rentals, LP	Texas Secretary of State	Caterpillar Financial Services Corporation 2020 West End Ave. Nashville, TN 37203-0986	15-0035480046 20-00193561 (cont.)	11/05/15 05/22/20	All present and future types of goods acquired by the Debtor from the Secured Party, proceeds

COMMERCIAL CREDIT AGREEMENT–Page 35 of 39

DEBTOR	JURISDICTION	SECURED PARTY	FINANCING STATEMENT NO.	FILING DATE	COLLATERAL DESCRIPTION
Rabern Rentals, LP	Texas Secretary of State	Skyjack Equipment Services, Inc. 2525 Enterprise Circle, Suite 1 West Chicago, IL 60185 and Skyjack Financial Services, Inc. 207 N. Michigan Avenue, Suite 200 Howell, MI 48843	16-0036452289 20-00237634 (amend.) 21-00340984 (cont.)	11/07/16 06/08/20 08/09/21	PMSI interest in all inventory, equipment, fixtures, machinery, spare parts, and other goods manufactured or sold by Skyjack, Inc., etc., proceeds

Rabern Rentals, LP	Texas Secretary of State	First Capital Solutions, LLC P.O. Box 8467 Amarillo, TX 79114	17-0009373777	03/21/17	2015, 2016 and 2017 Ditch Witches

Rabern Rentals, LP	Texas Secretary of State	Warren Power & Machinery, Inc. P.O. Box 60662 10325 Younger Rd. Midland, TX 79711	17-0036580373	10/30/17	AA 140M3 ARO

Rabern Rentals, LP	Texas Secretary of State	TCF National Bank 11100 Wayzata Blvd., Suite 801 Minnetonka, MN 55305	21-0008251776	03/03/21	Inventory financed by Secured Party, all insurance proceeds, rents, cash, accounts, instruments, chattel paper related thereto, proceeds

Rabern Rentals, LP	Texas Secretary of State	Compact Excavator Sales LLC P.O. Box 667 Elizabethtown, KY 42702	21-0014009380	04/08/21	All present and future inventory of equipment now owned or hereafter acquired by the Debtor from Secured Party consisting of KATO Excavators, KATO Crawler Carriers, KATO Compact Track Loaders, Canycom Track Dumpers, cash, accounts receivable, contract rights, leases, documents, instruments and chattel paper, proceeds

COMMERCIAL CREDIT AGREEMENT–Page 36 of 39

Schedule 5.8

Insurance

INSURER	POLICY TYPE	POLICY NUMBER	CURRENT POLICY PERIOD
Sompco International – Endurance American Insurance Company	Excess Liability	DOX30012074200	October 13, 2021 to October 13, 2022

Tokio Marine HCC – D&O Group	Directors, Officers and Corporate Liability	14-MGU-21-A52962	October 13, 2021 to October 13, 2022

Travelers Casualty and Surety Company of America	Crime, Kidnap and Ransom Liability	105545841	October 13, 2021 to October 13, 2022

Great American Insurance Group	Fiduciary Liability Insurance	FDP3120888	October 13, 2021 to October 13, 2022

Sompco International – Endurance American Insurance Company	Management Assurance	EPP30002066501	October 13, 2021 to October 13, 2022

COMMERCIAL CREDIT AGREEMENT–Page 37 of 39

Schedule 8.4

Indebtedness

Sale leaseback transaction with respect to the Germantown, Texas facility.

COMMERCIAL CREDIT AGREEMENT–Page 38 of 39

Schedule 8.8

Transactions with Affiliates

None.

COMMERCIAL CREDIT AGREEMENT–Page 39 of 39

Badger’s Counterpart Signature Page

This Credit Agreement is executed and intended to be effective as of the Effective Date.

BORROWER:	BADGER EQUIPMENT COMPANY, a Minnesota corporation

	By:	/s/ Joseph Doolan
Joseph Doolan, Treasurer

Address for Notice:
9725 Industrial Drive
Bridgeview, Illinois 60455
Attention: Joe Doolan, CFO
Tel: 708-237-2066
Email: jdoolan@manitex.com

With a copy to:

Bryan Cave Leighton Paisner LLP
211 N Broadway, Suite 3600
St. Louis, Missouri 63102
Attention: Joe Robertson
Tel: 314-259-2031
Email: joe.robertson@bclplaw.com

COMMERCIAL CREDIT AGREEMENT–

SUPPLEMENTAL SIGNATURE PAGE